Exhibit 10.6

LOAN AGREEMENT

Dated as of June 30, 2011

between

CHSP BOSTON II LLC,

as Borrower,

and

GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P.,

as Lender

i

v

Exhibits

A	Organizational Chart
B	Form of Uniform System of Accounts
C	Hyatt Property Improvement Plan

Schedules

A	Property
B	Exception Report
C	Deferred Maintenance Conditions
D	Unfunded Obligations
E	Leases
F	Material Agreements
G	Hyatt PIP Work

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated June 30, 2011 and is between GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership, as lender (together with its successors and assigns, including any lawful holder of any portion of the Indebtedness, as hereinafter defined, “Lender”), and CHSP BOSTON II LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, “Borrower”).

RECITALS

Borrower desires to obtain from Lender the Loan (as hereinafter defined) in connection with the financing of the property known as the Hyatt Regency Boston.

Lender is willing to make the Loan on the terms and subject to the conditions set forth in this Agreement if Borrower joins in the execution and delivery of this Agreement, the Note and the other Loan Documents.

In consideration of the agreements, provisions and covenants contained herein and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

DEFINITIONS

(a) When used in this Agreement, the following capitalized terms have the following meanings:

“Account Collateral” means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest and other earnings thereon, and all securities and investment property credited thereto and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

“Account Control Agreement” means an account control agreement or blocked account agreement by and among Borrower, Operating Lessee, Lender and the Eligible Institution at which the Approved FF&E Account and the Approved Operating Account are maintained.

“Agreement” means this Loan Agreement, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Air Rights Agreement” means that certain Deed and Agreement, dated as of September 11, 1979, entered into by the City of Boston and Lafayette Place Associates, as amended by that certain (i) First Amendment to Deed and Agreement, dated as of February 17, 1982, between the City of Boston and Lafayette Place Associates, (ii) Second Amendment to Deed and Agreement, dated as of June 8, 1983, between the City of Boston and Lafayette Place Associates, (iii) Third Amendment to Deed and Agreement, dated as of March 31, 1998, by and among Patriot Games, LLC, BRE/Swiss LLC and the City of Boston, and (iv) Fourth Amendment to Deed and Agreement, dated as of December 30, 1998, by and among Patriot Holding, Inc. (“Patriot”), BRE/Swiss LLC and the City of Boston, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“ALTA” means the American Land Title Association, or any successor thereto.

“Alteration” means any demolition, alteration, installation, improvement or expansion of or to the Property or any portion thereof.

“Annual Budget” means a capital and operating expenditure budget for the Property (including a general business plan, forward/group booking schedule and a “pace report”) prepared by the Approved Property Manager that specifies amounts sufficient to operate and maintain the Property at a standard at least equal to that maintained on the Closing Date.

“Appraisal” means an as-is appraisal of the Property that is prepared by a member of the Appraisal Institute selected by Lender, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and complies with the Uniform Standards of Professional Appraisal Practice (USPAP).

“Approved Annual Budget” has the meaning set forth in Section 5.17.

“Approved FF&E Account” means the Hyatt FF&E Account or any other comparable account established by the Approved Property Manager pursuant to an Approved Management Agreement, which account is (i) owned by Borrower and pledged to Lender and (ii) subject to an Account Control Agreement, pursuant to which Lender shall have the right to control the disbursement of the funds contained therein, in the event the Approved Management Agreement is terminated.

“Approved Management Agreement” means the Hyatt Management Agreement and any other management agreement that is reasonably approved by Lender and with respect to which the Rating Condition is satisfied, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Approved Operating Account” means the Hyatt Operating Account or any other comparable account or accounts established by the Approved Property Manager pursuant to an Approved Management Agreement, which account or accounts are (i) owned by Operating Lessee and pledged to Lender and (ii) subject to an Account Control Agreement, pursuant to which Lender shall have the right to control the disbursement of the funds contained therein, in the event the Approved Management Agreement is terminated.

“Approved Property Manager” means Hyatt or any other management company approved by Lender and with respect to which the Rating Condition is satisfied.

“Assignment” has the meaning set forth in Section 9.7(b).

“Assumption” has the meaning set forth in Section 2.2.

“Bankruptcy Code” has the meaning set forth in Section 7.1(d).

“Bankruptcy Event” has the meaning set forth in Section 7.1(d).

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Borrower Tax” means any U.S. Tax and any present or future tax, assessment or other charge or levy imposed by, or on behalf of, any jurisdiction through which or from which payments due hereunder are made (or any taxing authority thereof).

“Business Day” means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of Lender, its trustee, its Servicer or its Servicer’s collection account are located are authorized or obligated by law, governmental decree or executive order to be closed.

“Capital Expenditure” means hard and soft costs incurred by Borrower (or Operating Lessee) with respect to replacements and capital repairs made to the Property (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots), in each case to the extent capitalized in accordance with GAAP.

“Cash Management Account” has the meaning specified in Section 3.1(b).

“Cash Management Agreement” means that certain cash management agreement, dated as of the Closing Date, among Operating Lessee, Lender and the Cash Management Bank that maintains the Cash Management Account as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Cash Management Bank” means, individually and collectively, the Eligible Institution(s) at which the Collateral Accounts (other than the Approved Operating Account, the Approved FF&E Account and the Distribution Account) are maintained.

“Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of the Property.

“Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute systematic and persistent or willful disregard of such Independent Director’s duties, (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements, (iii) such Independent Director no longer satisfies the requirements set forth in the definition of “Independent Director”, (iv) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in the definition of “Independent Director” or (v) any other reason for which the prior written consent of Lender shall have been obtained.

“Certificates” means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan.

“Closing Date” means the date of this Agreement.

“Closing Date NOI” means $9,454,132.

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means all assets owned from time to time by Borrower and/or Operating Lessee including the Property, the Revenues and all other tangible and intangible property (including any Defeasance Collateral and all of Borrower’s and Operating Lessee’s respective right, title and interest in and to the Operating Lease and the Approved Management Agreement) in respect of which Lender is granted a Lien under the Loan Documents, and all proceeds thereof.

“Collateral Account” means each of the accounts and sub-accounts established pursuant to Article III hereof, excluding however (i) the Approved Operating Account and the Approved FF&E Account, unless and until the Approved Management Agreement shall have been terminated and (ii) the Distribution Account.

“Completion Guaranty” means that certain Completion Guaranty, dated as of the Closing Date, executed by Sponsor and Borrower for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Condemnation” means a taking or voluntary conveyance of all or part of the Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss.

“Control” of any entity means the ownership, directly or indirectly, of at least 51% of the equity interests in, and the right to at least 51% of the distributions from, such entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” each have the meanings correlative thereto).

“Cooperation Agreement” means that certain Mortgage Loan Cooperation Agreement, dated as of the Closing Date, among Borrower, Lender and Sponsor, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Damages” to a party means any and all liabilities, obligations, losses, demands, damages, penalties, assessments, actions, causes of action, judgments, proceedings, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and other costs of defense and/or enforcement whether or not suit is brought), fines, charges, fees, settlement costs and disbursements imposed on, incurred by or asserted against such party, whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise.

“DBRS” means DBRS, Inc. or its applicable affiliate.

“Debt” means, with respect to any Person, without duplication:

(i) all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money or for the deferred purchase price of property or services;

(ii) all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;

(iii) all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions that are not yet due and payable;

(iv) all Contingent Obligations of such Person;

(v) all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements;

(vi) all contractual indemnity obligations of such Person; and

(vii) any material actual or contingent liability to any Person or Governmental Authority with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

“Default” means the occurrence of any event that, but for the giving of notice or the passage of time, or both, would be an Event of Default.

“Default Interest” means, during the continuance of an Event of Default, the amount by which interest accrued on the Notes or Note Components at their respective Default Rates exceeds the amount of interest that would have accrued on the Notes or Note Components at their respective Interest Rates.

“Default Rate” means, with respect to any Note or Note Component, the greater of (x) 4% per annum in excess of the interest rate otherwise applicable to such Note or Note Component hereunder and (y) 1% per annum in excess of the Prime Rate from time to time; provided that, if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Default Rate shall be limited to the maximum rate permitted by applicable law.

“Defeasance Borrower” has the meaning set forth in Section 2.1(b).

“Defeasance Collateral” means AAA-rated obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America and are not subject to prepayment, call or early redemption.

“Defeasance Pledge Agreement” has the meaning set forth in Section 2.1(a)(iii).

“Defease” means to deliver Defeasance Collateral as substitute Collateral for the Loan in accordance with Section 2.1 and to cause the Defeased Note to be assumed by a Defeasance Borrower in accordance herewith; and the terms “Defeased” and “Defeasance” have meanings correlative to the foregoing.

“Deferred Maintenance Amount” means $0.00.

“Deferred Maintenance Conditions” means those items described in Schedule C.

“Deferred Maintenance and Environmental Escrow Account” has the meaning set forth in Section 3.6(a).

“Distribution Account” means an account owned and controlled by Borrower or Operating Lessee and identified to Lender from time to time.

“Eligible Account” means (i) a segregated account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution that has an investment-grade rating and is subject to regulations regarding fiduciary funds on deposit under, or similar to, Title 12 of the Code of Federal Regulations Section 9.10(b) that, in either case, has corporate trust powers, acting in its fiduciary capacity.

“Eligible Institution” means an institution (i) whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A–1” by S&P, “P–1” by Moody’s and/or “F–1” by Fitch, and whose long-term senior unsecured debt obligations are rated at least “A-” by S&P, “A” by Fitch, and “A2” by Moody’s and whose deposits are insured by the FDIC or (ii) with respect to which the Rating Condition is satisfied.

“Embargoed Person” means any Person subject to trade restrictions under any Federal Trade Embargo.

“Engineering Report” means a structural and seismic engineering report or reports (including a “probable maximum loss” calculation, if applicable) with respect to the Property prepared by an independent engineer approved by Lender and delivered to Lender in connection with the Loan, and any amendments or supplements thereto delivered to Lender.

“Environmental Claim” means any written notice, claim, proceeding, notice of proceeding, investigation, demand, abatement order or other order or directive by any Person or Governmental Authority alleging or asserting liability with respect to Borrower, Operating Lessee or the Property arising out of, based on, in connection with, or resulting from (i) the actual or alleged presence, Use or Release of any Hazardous Substance, (ii) any actual or alleged violation of any Environmental Law, or (iii) any actual or alleged injury or threat of injury to property, health or safety, natural resources or to the environment caused by Hazardous Substances.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement executed by Borrower and the Sponsor as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, orders, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to (i) the pollution, protection or cleanup of the environment, (ii) the impact of Hazardous Substances on property, health or safety, (iii) the Use or Release of Hazardous Substances, (iv) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare or (v) the liability for or costs of other actual or threatened danger to health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

“Environmental Reports” means “Phase I Environmental Site Assessments” as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-05 (and, if necessary, “Phase II Environmental Site Assessments”), prepared by an independent environmental auditor approved by Lender and delivered to Lender in connection with the Loan and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate,” at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower or Operating Lessee as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

“Event of Default” has the meaning set forth in Section 7.1.

“Excess Cash Flow Reserve Account” has the meaning set forth in Section 3.10(a).

“Exception Report” means the report prepared by Borrower and attached to this Agreement as Schedule B, setting forth any exceptions to the representations set forth in Article IV.

“Exculpated Person” means each Person that is an affiliate, equityholder, beneficiary, trustee, member, officer, director, agent, manager, independent manager, employee, advisor or partner of Borrower, Operating Lessee or Sponsor.

“FF&E” means furniture, fixtures and equipment used in connection with the Property.

“FF&E Reserve Account” has the meaning set forth in Section 3.5(a).

“Federal Trade Embargo” means any federal law imposing trade restrictions, including (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), (ii) the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq., as amended), (iii) any enabling legislation or executive order relating to the foregoing, (iv) Executive Order 13224, and (v) the PATRIOT Act.

“Fiscal Quarter” means the three-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld, delayed or conditioned.

“Fiscal Year” means the 12-month period ending on December 31 of each year, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, not to be unreasonably withheld, delayed or conditioned.

“Fitch” means Fitch, Inc. and its successors.

“Force Majeure” means a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppage, shortages of labor or materials or similar causes beyond the reasonable control of Borrower; provided that (1) any period of Force Majeure shall apply only to performance of the obligations necessarily affected by such circumstance and shall continue only so long as Borrower is continuously and diligently using all reasonable efforts to minimize the effect and duration thereof; and (2) Force Majeure shall not include the unavailability or insufficiency of funds.

“Form W-8BEN” means Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of Treasury of the United States of America, and any successor form.

“Form W-8ECI” means Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America, and any successor form.

“Form W-9” means Form W-9 (Request for Taxpayer Identification Number and Certification) of the Department of the Treasury of the United States of America, and any successor form.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court).

“Guaranty” means that certain Guaranty, dated as of the Closing Date, executed by Sponsor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the indoor or outdoor environment or the presence of which on, in or under the Property is prohibited or requires investigation or remediation under Environmental Law, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), pesticides and radioactive materials, flammables and explosives and compounds containing them, but excluding those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Property that are used at the Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Property or in a Material Adverse Effect.

“Hyatt” means Hyatt Corporation, a Delaware corporation.

“Hyatt Capital Plan” means (i) the replacement of the carpets, lighting and vinyl wall coverings on all guestroom floor corridors at the Property and (ii) with respect to each guestroom at the Property where such replacements were not made in conjunction with the Hyatt PIP (including, by way of example, the presidential suite), replacement of carpet/pad, vinyl wall coverings, seating, beds, bedding, lighting, artwork, window treatments and pillows, in each case in accordance with the terms and conditions of the Approved Management Agreement (including compliance with any applicable brand-mandated standards and approval processes).

“Hyatt Capital Plan Amount” means the greater of (i) an amount equal to $5,000,000, minus the amounts theretofore expended by Borrower in connection with the completion of the Hyatt Capital Plan, to the extent reasonably satisfactory evidence of the expenditure of such amounts has been delivered to Lender and (ii) $1,000,000.

“Hyatt Capital Plan Completion Date” means June 30, 2013.

“Hyatt Capital Plan Reserve Account” has the meaning set forth in Section 3.9(a).

“Hyatt Capital Plan Failure” has the meaning set forth in Section 3.9(a).

“Hyatt FF&E Account” means the “Capital Fund” established under, and as defined in, Section 4.3(c) of the Hyatt Management Agreement.

“Hyatt Management Agreement” means that certain Hotel Management Agreement, dated as of March 18, 2010, between Hyatt and CHSP TRS Boston LLC (predecessor-in-interest to Operating Lessee), as assigned to CHSP TRS Boston II LLC pursuant to that certain Assignment of Management Agreement of even date herewith, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Hyatt Operating Account” means, collectively, the “Operating Accounts” under and as defined in the Hyatt Management Agreement.

“Hyatt PIP” means that certain Property Improvement Plan relating to the Property, dated as of August 18, 2009, attached hereto as Exhibit C.

“Hyatt PIP Amount” means $1,715,000.

“Hyatt PIP Elevator Work” means the elevator upgrade work set forth in the Hyatt PIP.

“Hyatt PIP Reserve Account” has the meaning set forth in Section 3.8(a).

“Hyatt PIP Work” means the work to be performed pursuant to the Hyatt PIP, excluding the Hyatt PIP Elevator Work, according to the schedule and budget set forth on Schedule G.

“Increased Costs” has the meaning set forth in Section 1.4(d).

“Indebtedness” means the Principal Indebtedness, together with interest and all other obligations and liabilities of Borrower under the Loan Documents, including all transaction costs, Yield Maintenance Premiums and other amounts due or to become due to Lender pursuant to this Agreement, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.

“Indemnified Liabilities” has the meaning set forth in Section 9.19(b).

“Indemnified Parties” has the meaning set forth in Section 9.17.

“Independent Director” of any corporation or limited liability company means an individual who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or managers, another nationally-recognized company reasonably approved by Lender, in each case that is not an affiliate of Borrower and that provides professional independent directors or managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i) a member (other than an independent, non-economic member), partner, equityholder, manager, director, officer or employee of such corporation or limited liability company or any of its equityholders or affiliates (other than as an independent director or manager of an affiliate of such corporation or limited liability company that is not in the direct chain of ownership of such corporation or limited liability company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers);

(ii) a creditor, supplier or service provider (including provider of professional services) to such corporation or limited liability company or any of its equityholders or affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and that also provides lien search, entity filings and other similar services to such corporation or limited liability company or any of its equityholders or affiliates in the ordinary course of business);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the Independent Director of a Single-Purpose Entity affiliated with the corporation or limited liability company in question shall not be disqualified from serving as an Independent Director of such corporation or limited liability company, provided that the fees that such natural person earns from serving as Independent Director of affiliates of such the corporation or limited liability company in any given year constitute in the aggregate less than five percent of such natural person’s annual income for that year. The same natural persons may not serve as Independent Directors of a corporation or limited liability company and, at the same time, serve as Independent Directors of an equityholder or member of such corporation or limited liability company.

“Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting the Property or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over the Property, or any other body exercising similar functions.

“Interest Accrual Period” means each period from and including the sixth day of a calendar month through and including the fifth day of the immediately succeeding calendar month; provided, that, prior to a Securitization, Lender shall have the right, in connection with a change in the Payment Date in accordance with the definition thereof, to make a corresponding change to the Interest Accrual Period. Notwithstanding the foregoing, the first Interest Accrual Period shall commence on and include the Closing Date.

“Interest Rate” means 5.0085% per annum (subject to Section 1.1(c)).

“Lease” means any lease (other than the Operating Lease) license, letting, concession, occupancy agreement, sublease to which Borrower and/or Operating Lessee is a party or has a consent right, or other agreement (whether written or oral and whether now or hereafter in effect) under which Borrower and/or Operating Lessee is a lessor, sublessor, licensor or other grantor existing as of the Closing Date or thereafter entered into by Borrower and/or Operating Lessee, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, excluding short-term agreements in the ordinary course of business pursuant to which hotel rooms and facilities are made available to individual hotel guests.

“Leasing Commissions” means leasing commissions required to be paid by Borrower or Operating Lessee in connection with the leasing of space to Tenants at the Property pursuant to Leases entered into by Borrower or Operating Lessee in accordance herewith and payable in accordance with third-party/arm’s-length written brokerage agreements, provided that the commissions payable pursuant thereto are commercially reasonable based upon the then current brokerage market for property of a similar type and quality to the Property in the geographic market in which the Property is located.

“Legal Requirements” means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws and zoning restrictions) affecting Borrower, Operating Lessee, Sponsor, the Property or any other Collateral or any portion thereof or the construction, ownership, use, alteration or operation thereof, or any portion thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto.

“Lender” has the meaning set forth in the first paragraph of this Agreement and in Section 9.7.

“Lender 80% Determination” means a reasonable determination by Lender that, based on a current or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method satisfactory to Lender, the fair market value of the Property securing the Loan at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of section 860G(a)(3)(A) of the Code) is at least 80% of the Loan’s adjusted issue price within the meaning of the Code.

“Letter of Credit” means an irrevocable, unconditional, freely transferable, clean sight draft evergreen letter of credit in favor of Lender, with respect to which Borrower has no reimbursement obligation, entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution.

“Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right).

“Loan” has the meaning set forth in Section 1.1(a).

“Loan Amount” means $95,000,000.

“Loan Documents” means this Agreement, the Note, the Mortgage (and related financing statements), the Environmental Indemnity, the Subordination of Property Management Agreement, the Cash Management Agreement, the Cooperation Agreement, the Guaranty, the Completion Guaranty any Defeasance Pledge Agreement and all other agreements, instruments, certificates and documents necessary to effectuate the granting to Lender of first-priority Liens on the Collateral or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above or hereafter entered into by Lender and Borrower in connection with the Loan, as all of the aforesaid may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance herewith.

“Lockout Period” means the period from the Closing Date to but excluding the first Payment Date following the earlier to occur of (i) the third anniversary of the Closing Date and (ii) the second anniversary of the date on which the entire Loan (including any subordinated interest therein) has been Securitized pursuant to a Securitization or series of Securitizations.

“Loss Proceeds” means amounts, awards or payments payable to Borrower, Operating Lessee or Lender in respect of all or any portion of the Property in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower, Operating Lessee and Lender, respectively, of any and all reasonable expenses incurred by Borrower, Operating Lessee and Lender in the recovery thereof, including all attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

“Loss Proceeds Account” has the meaning set forth in Section 3.3(a).

“Major Lease” means any Lease that (i) when aggregated with all other Leases at the Property with the same Tenant (or affiliated Tenants), and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such Lease, is expected to cover more than 5,000 rentable square feet, (ii) contains an option or preferential right to purchase all or any portion of the Property, (iii) is with an affiliate of Borrower as Tenant, (iv) is entered into during the continuance of an Event of Default, or (v) pertains to food and beverage, fitness or parking facilities at the Property (excluding the Parking Agreement).

“Manager FF&E Reserve Failure” shall have the meaning set forth in Section 3.5(b).

“Manager Tax Reserve Failure” shall have the meaning set forth in Section 3.4(b).

“Material Adverse Effect” means a material adverse effect upon (i) Borrower’s title to the Property, (ii) the ability of the Property to generate net cash flow sufficient to service the Loan, (iii) the ability of Borrower or Sponsor to perform any material provision of any Loan Document, (iv) Lender’s ability to enforce and derive the principal benefit of the security intended to be provided by the Mortgage and the other Loan Documents, or (v) the value, use or enjoyment of the Property or the operation or occupancy thereof.

“Material Agreements” means (i) the Air Rights Agreement, (ii) the Operating Lease, and (iii) each contract and agreement (other than Leases) relating to the Property, or otherwise imposing obligations on Borrower or Operating Lessee, under which Borrower or Operating Lessee would have the obligation to pay more than $250,000 per annum and that cannot be terminated by Borrower or Operating Lessee without cause upon 60 days’ notice or less without payment of a termination fee in excess of $10,000, or that is with an affiliate of Borrower or Operating Lessee. Notwithstanding the foregoing, the Parking Agreement shall be deemed to be a Material Agreement if and to the extent it is amended or otherwise modified in a manner such that the parties thereto no longer have right to terminate the Parking Agreement upon 90 days’ notice without payment of a termination fee.

“Material Alteration” means any Alteration to be performed by or on behalf of Borrower or Operating Lessee at the Property that (a) is reasonably expected to result in a Material Adverse Effect, (b) is reasonably expected to cost in excess of the Threshold Amount, as determined by an independent architect, (c) is reasonably expected to permit (or is reasonably likely to induce) any Tenant under any Major Lease to terminate its Lease or abate rent or (d) is reasonably expected to cause the closure of 10% or more of the guest rooms at the Property for more than 10 days.

“Maturity Date” means the Payment Date in July, 2016, or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.

“Maximum Management Fee” means 3% of the gross revenues of the Property.

“Minimum Balance” has the meaning set forth in Section 3.2(a).

“Monthly FF&E Amount” means:

(i) with respect to each Payment Date falling prior to December 31, 2011, an amount equal to a fraction (x) the numerator of which is Operating Income from the Property for the most recently ended Test Period, times 4%, and (y) the denominator of which is 12; and

(ii) with respect to each Payment Date falling after December 31, 2011, an amount equal to a fraction (x) the numerator of which is Operating Income from the Property for the most recently ended Test Period, times 5%, and (y) the denominator of which is 12.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means that certain Fee and Leasehold Mortgage, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing encumbering the Property and the Operating Lease executed by Borrower and Operating Lessee as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Net Operating Income” means, with respect to any Test Period, the excess of (i) Operating Income for such Test Period, minus (ii) Operating Expenses for such Test Period.

“Nonconsolidation Opinion” means the opinion letter, dated the Closing Date, delivered by Borrower’s counsel to Lender and addressing issues relating to substantive consolidation in bankruptcy.

“Note(s)” means that certain Promissory Note, dated as of the Closing Date, made by Borrower to the order of Lender to evidence the Loan, as such note may be replaced by multiple Notes in accordance with Section 1.1(c) and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Note Component” has the meaning set forth in Section 1.1(c).

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any applicable governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, including trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible at http://www.treasury.gov/ofac/downloads/t11sdn.pdf.

“Officer’s Certificate” means a certificate delivered to Lender that is signed by an authorized officer of Borrower, certifies the information therein to the best of such officer’s knowledge and is otherwise reasonably acceptable to Lender in form and substance.

“Operating Expenses” means, for any period, all operating, renting, administrative, management, legal and other ordinary expenses of Borrower, the Property and, without duplication, Operating Lessee during such period, determined in accordance with GAAP, plus a deemed expenditure in respect of FF&E in an amount equal to 5% of Operating Income during such period; provided, however, that such expenses shall not include (i) depreciation, amortization or other non-cash items (other than expenses that are due and payable but not yet paid), (ii) interest, principal or any other sums due and owing with respect to the Loan, (iii) income taxes or other taxes in the nature of income taxes, (iv) Capital Expenditures, (v) equity distributions or (vi) any extraordinary or non-recurring expenses.

“Operating Income” means, for any period, all operating income from the Property during such period, determined in accordance with GAAP and the Uniform System of Accounts (but without straight-lining of rents), other than (i) Loss Proceeds (but Operating Income will include rental loss/business interruption insurance proceeds to the extent allocable to such period), (ii) any revenue attributable to a Lease that is not a Qualifying Lease, (iii) any revenue attributable to a Lease to the extent it is paid more than 30 days prior to the due date, (iv) any interest income from any source, (v) any repayments received from any third party of principal loaned or advanced to such third party by Borrower, (vi) any proceeds resulting from the Transfer of all or any portion of the Collateral, (vii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency and (viii) any other extraordinary or non-recurring items.

“Operating Lease” means that certain Lease Agreement dated as of March 18, 2010 by and between CHSP Boston LLC (as predecessor-in-interest to Borrower) and CHSP TRS Boston LLC (as predecessor-in-interest to Operating Lessee), as assigned to CHSP TRS Boston II LLC pursuant to that certain Assignment of Lease Agreement of even date herewith, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith..

“Operating Lessee” means CHSP TRS Boston II LLC, a Delaware limited liability company.

“Parking Agreement” means that certain Letter Agreement, dated March 18, 2004, between Hyatt Regency Boston and Avon Associates LLC.

“Participation” has the meaning set forth in Section 9.7(b).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended from time to time.

“Payment Date” means, with respect to each Interest Accrual Period, the sixth day of the calendar month in which such Interest Accrual Period ends (or, if such day is not a Business Day, the first preceding Business Day); provided, that prior to a Securitization, Lender shall have the right to change the Payment Date so long as a corresponding change to the Interest Accrual Period is also made.

“Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Property (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses, consents, approvals and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Property).

“Permitted Debt” means:

(i) the Indebtedness;

(ii) Taxes not yet delinquent;

(iii) tenant allowances and Capital Expenditure costs and property improvement costs required under Leases, the Operating Lease or the Approved Management Agreement or otherwise permitted to be incurred under the Loan Documents that are paid on or prior to the date when due; and

(iv) (1) Trade Payables not represented by a note, customarily paid by Borrower or Operating Lessee within 60 days of incurrence and in fact not more than 60 days outstanding, which are incurred in the ordinary course of Borrower’s or Operating Lessee’s business with respect to the Property in amounts reasonable and customary for similar properties, and (2) Permitted Equipment Leases, provided that the amount of such Trade Payables and Permitted Equipment Leases do not in the aggregate at any time exceed 3.0% of the Loan Amount.

“Permitted Encumbrances” means:

(i) the Liens created by the Loan Documents;

(ii) all Liens and other matters specifically disclosed on Schedule B of the Title Insurance Policy;

(iii) Liens, if any, for Taxes not yet delinquent;

(iv) mechanics’, materialmen’s or similar Liens, if any, and Liens for delinquent taxes or impositions, in each case only if being diligently contested in good faith and by appropriate proceedings, provided that no such Lien is in imminent danger of foreclosure and provided further that either (a) each such Lien is released or discharged of record or fully insured over by the title insurance company issuing the Title Insurance Policy within 30 days of its creation, or (b) Borrower deposits with Lender, by the expiration of such 30-day period, an amount equal to 150% of the dollar amount of such Lien or a bond in the aforementioned amount from such surety, and upon such terms and conditions, as is reasonably satisfactory to Lender, as security for the payment or release of such Lien;

(v) rights of existing and future Tenants as tenants only pursuant to written Leases entered into in conformity with the provisions of this Agreement;

(vi) liens consisting of encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the Property that (i) arise in the ordinary course of Borrower’s business and (ii) could not have a Material Adverse Effect; and

(vii) Permitted Equipment Leases.

“Permitted Equipment Leases” means financing leases and purchase money debt in connection with the financing or purchase of equipment and other personal property used on the Property, the removal of which would not materially damage any of the improvements thereon or materially impair the value of such improvements, in each case incurred in the ordinary course of operating the Property and not evidenced by a note or secured by property other than the item of equipment or personal property so financed.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

“Policies” has the meaning set forth in Section 5.15(b).

“Prepayment Period” means the final three Interest Accrual Periods prior to the Maturity Date.

“Prime Rate” means the “prime rate” published in the “Money Rates” section of The Wall Street Journal. If The Wall Street Journal ceases to publish the “prime rate,” then Lender shall select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall reasonably select a comparable interest rate index.

“Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.

“Prior Loan” has the meaning set forth in Section 4.17(c).

“Prohibited Change of Control” means the occurrence of either or both of the following: (i) the failure of Borrower to be Controlled by one or more Qualified Equityholders (individually or collectively), or (ii) the failure of any other Required SPE to be Controlled by the same Qualified Equityholder(s) that Control Borrower.

“Prohibited Pledge” has the meaning set forth in Section 7.1(f).

“Property” means the real property described on Schedule A, together with all buildings and other improvements thereon and all personal property appurtenant thereto.

“Qualified Equityholder” means (i) Sponsor, (ii) any Person approved by Lender with respect to which the Rating Condition is satisfied, or (iii) a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case under this clause (iii) that such Person (x) has total assets (in name or under management) in excess of $650,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $250,000,000 (in both cases, exclusive of the Property), and (y) is regularly engaged in the business of owning and operating comparable properties in major metropolitan areas.

“Qualifying Lease” means a Lease to a Tenant that is in occupancy at the Property, open for business at the Property, not in default under its Lease and not the subject of a bankruptcy or similar insolvency proceedings (unless such Tenant has assumed such Lease in bankruptcy).

“Rating Agency” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s, DBRS and Fitch, or any other nationally-recognized statistical rating agency that has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated and continue to rate any of the Certificates (excluding unsolicited ratings).

“Rating Condition” means, with respect to any proposed action, the receipt by Lender of confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal, or qualification of any rating then assigned to any outstanding Certificates; except that if any portion of the Loan has not been Securitized pursuant to a Securitization rated by the Rating Agencies, then “Rating Condition” shall instead mean the receipt of prior written approval of both (x) the applicable Rating Agencies (if and to the extent that any portion of the Loan has been Securitized pursuant to a Securitization or series of Securitizations rated by such Rating Agencies), and (y) Lender in its sole discretion. No

Rating Condition shall be regarded as having been satisfied unless and until any conditions imposed on the effectiveness of any confirmation from any Rating Agency shall have been satisfied. Lender shall have the right in its sole discretion to waive a Rating Condition requirement with respect to any Rating Agency that Lender determines has declined to review the applicable proposal; provided that if Lender determines that any Rating Agency has declined to review a Defeasance, then the Rating Condition requirement shall not be waived but shall instead be deemed satisfied as it relates to such Rating Agency for such Defeasance.

“Regulatory Change” means any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), and “Released” has the meaning correlative thereto.

“REMIC” means a “real estate mortgage investment conduit” as defined in Section 860D of the Code.

“Required SPE” means Borrower and Operating Lessee.

“Revenues” means all rents (including percentage rent), rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents (including all termination fees), royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or (without duplication) Operating Lessee or Approved Property Manager from any and all sources including any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or Operating Lessee and proceeds, if any, from business interruption or other loss of income insurance.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“Securitization” means a transaction in which all or any portion of the Loan is deposited into one or more trusts or entities that issue Certificates to investors, or a similar transaction; and the term “Securitize” and “Securitized” have meanings correlative to the foregoing.

“Securitization Vehicle” means the issuer of Certificates in a Securitization of the Loan.

“Service” means the Internal Revenue Service or any successor agency thereto.

“Servicer” means the entity or entities appointed by Lender from time to time to serve as servicer and/or special servicer of the Loan. If at any time no entity is so appointed, the term “Servicer” shall be deemed to refer to Lender.

“Single Member LLC” means a limited liability company that either (x) has only one member, or (y) has multiple members, none of which is a Single-Purpose Entity that (1) is a limited liability company or corporation formed under the laws of the State of Delaware, (2) owns at least a 1% direct equity interest in Borrower, and (3) serves as the general partner or managing member of Borrower.

“Single-Purpose Entity” means a Person that:

(a) was formed under the laws of the State of Delaware solely for the purpose of acquiring, holding, leasing, subleasing, operating, managing, maintaining, developing and improving (i) in the case of Borrower or Operating Lessee, a fee or leasehold ownership interest in the Property, together with all personal property owned in connection therewith or related thereto (or, if applicable, Defeasance Collateral), or (ii) in the case of the Borrower, entering into and incurring the Indebtedness and Obligations under this Agreement and the other Loan Documents, and engaging in any activities related or incidental thereto;

(b) does not engage in any business unrelated to the Property (or, if applicable, Defeasance Collateral);

(c) does not own any assets other than those related to its interest in the Property (or, if applicable, Defeasance Collateral), and in the case of Borrower, does not and will not own any assets on which Lender does not have a Lien, other than as otherwise permitted hereunder and with respect to excess cash that has been released to Borrower pursuant hereto;

(d) does not have any Debt other than Permitted Debt (provided that, for the purpose of this clause (d), Debt shall not include claims against such Person pursuant to lawsuits filed by unaffiliated third parties);

(e) maintains books, accounts, records, financial statements, stationery, invoices and checks that are separate and apart from those of any other Person (except that such Person’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an affiliate of such Person in accordance with GAAP, provided that (i) any such consolidated financial do not suggest in any way that such Person’s assets are available to satisfy the claims of its affiliate’s creditors and (ii) such assets shall also be listed on such Person’s own separate balance sheet);

(f) is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date;

(g) holds itself out as being a Person separate and apart from each other Person and not as a division or part of another Person;

(h) conducts its business in its own name or in a name franchised or licensed to it by an entity other than an Affiliate;

(i) exercises reasonable efforts to correct any known misunderstanding actually known to it regarding its separate identity, and maintains an arm’s-length relationship with its affiliates;

(j) pays its own liabilities out of its own funds, including the salaries of its own employees, if any (provided that (i) the foregoing shall not require such Person’s equityholders to make any additional capital contributions to such Person and (ii) any failure to pay liabilities as a result of insufficient cash flow shall not be a violation of this clause (j), except to the extent that such insufficiency is the result of such Person making distributions to its equityholders so as to cause such insufficiency) and reasonably allocates any overhead that is shared with an affiliate, including paying for shared office space and services performed by any officer or employee of an affiliate;

(k) maintains a sufficient number of employees, if any, in light of its contemplated business operations;

(l) conducts its business so that the assumptions made with respect to it that are contained in the Nonconsolidation Opinion shall at all times be true and correct in all material respects;

(m) maintains its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(n) observes all applicable entity-level formalities, to the extent necessary to comply with the other clauses of this definition;

(o) does not commingle its assets with those of any other Person, and holds its assets in its own name;

(p) does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others;

(q) does not acquire obligations or securities of its direct or indirect equityholders;

(r) does not pledge its assets for the benefit of any other Person (except, in the case of Operating Lessee, a pledge of its assets for the benefit of Borrower pursuant to any Loan Document) and does not make any loans or advances to any other Person;

(s) maintains adequate capital in light of its contemplated business operations (provided that (i) the foregoing shall not require such Person’s partners, members or shareholders to make any additional capital contributions to such Person and (ii) the failure to maintain adequate capital as a result of insufficient cash flow shall not be a violation of this clause (s), except to the extent that such insufficiency is the result of such Person making distributions to its equityholders so as to cause such insufficiency);

(t) has two Independent Directors on its board of directors or board of managers, and has organizational documents that prohibit replacing any Independent Director without Cause and without giving at least two Business Days’ prior written notice to Lender (except in the case of the death, legal incapacity, or voluntary non-collusive resignation of an Independent Director, in which case no prior notice to Lender or the Rating Agencies shall be required in connection with the replacement of such Independent Director with a new Independent Director that is provided by any of the companies listed in the definition of “Independent Director”);

(u) if such entity is a Single Member LLC, has organizational documents that provide either (i) for so long as the Loan remains outstanding, the Independent Members are admitted as members of the Single Member LLC or (ii) upon the occurrence of any event (other than a permitted equity transfer) that causes its sole member to cease to be a member while the Loan is outstanding, at least one of its Independent Directors shall automatically be admitted as the sole member of the Single Member LLC and shall preserve and continue the existence of the Single Member LLC without dissolution; and

(v) has by-laws or an operating agreement, which provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:

(i)	the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets;

(ii)	the engagement by such Person in any business other than the acquisition, development, management, leasing, financing, improving, ownership, maintenance and operation of the Property and activities incidental thereto;

(iii)	the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person, admitting in writing such Person’s inability to pay its debts generally as they become due, or the taking of any action in furtherance of any of the foregoing, in each case, in respect of itself, without the affirmative vote of both of its Independent Directors; and

(iv)	any amendment or modification of any provision of its organizational documents relating to qualification as a “Single-Purpose Entity”.

“Smith Travel Reports” means a “STAR Program Report” with respect to the Property prepared by Smith Travel Research, Inc.

“Sponsor” means Chesapeake Lodging, L.P., a Delaware limited partnership.

“Subordination of Property Management Agreement” means that certain Consent, Subordination, Non-Disturbance and Attornment Agreement executed by Borrower, Operating Lessee, Lender and Hyatt as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith and any other subordination, non-disturbance and attornment agreement entered into by Borrower, Operating Lessee, Lender and an Approved Property Manager in accordance herewith , as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Successor Borrower” means a Single-Purpose Entity that is Controlled by one or more Qualified Equityholders.

“Successor Operating Lessee” means a Single-Purpose Entity that is Controlled by the same Qualified Equityholders that Control Successor Borrower and is a successor to the Operating Lessee under the Operating Lease.

“Survey” means current land title survey of the Property, certified to Borrower, the title company issuing the Title Insurance Policy and Lender and their respective successors and assigns, in form and substance reasonably satisfactory to Lender.

“Tax and Insurance Escrow Account” has the meaning set forth in Section 3.4(a).

“Taxes” means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Property, Borrower or Operating Lessee with respect to the Property or rents therefrom or that may become Liens upon the Property, without deduction for any amounts reimbursable to Borrower or Operating Lessee by third parties.

“Tenant” means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

“Tenant Improvements” means, collectively, (i) tenant improvements to be undertaken for any Tenant that are required to be completed by or on behalf of Borrower or Operating Lessee pursuant to the terms of such Tenant’s Lease, and (ii) tenant improvements paid or reimbursed through allowances to a Tenant pursuant to such Tenant’s Lease.

“Test Period” means each 12-month period ending on the last day of a Fiscal Quarter.

“Threshold Amount” means an amount equal to 5.0% of the Loan Amount.

“Title Insurance Policy” means an American Land Title Association lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction, in form and substance reasonably satisfactory to Lender.

“Trade Payables” means unsecured amounts payable by or on behalf of Borrower or Operating Lessee for or in respect of the operation of the Property in the ordinary course and that would under GAAP and the Uniform System of Accounts be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Property, Borrower or Operating Lessee and the capitalized amount of any ordinary-course financing leases.

“Transaction” means, collectively, the transactions contemplated and/or financed by the Loan Documents.

“Transfer” means the sale or other whole or partial conveyance of all or any portion of the Collateral or any direct or indirect interest therein to a third party, including granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of the Collateral or the subjecting of any portion of the Collateral to restrictions on transfer; except that the conveyance of a space lease at the Property in accordance herewith shall not constitute a Transfer.

“Treasury Constant Yield” means the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the commencement of the Prepayment Period. If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

“Trigger Level” means Closing Date NOI times 85%.

“Trigger Period” means

(a) any period from (i) the conclusion of any Test Period during which Net Operating Income is less than the Trigger Level, to (ii) the conclusion of any Test Period ending on a Fiscal Quarter thereafter during which Test Period Net Operating Income is equal to or greater than the Trigger Level; and

(b) any period from (i) the date on which Borrower has failed to complete any portion of the Hyatt PIP Work as of the date set forth on Schedule G or the Hyatt PIP Elevator Work as of the date set forth in Section 5.2(c), to (ii) the date on which the applicable portion of the Hyatt PIP Work or Hyatt PIP Elevator Work, as applicable, has been completed and Lender confirms the same to its reasonable satisfaction.

“Unfunded Obligations” means the items described in Schedule D.

“Unfunded Obligations Account” has the meaning set forth in Section 3.7(a).

“Unfunded Obligations Amount” means $0.00.

“Uniform System of Accounts” means the “Uniform System of Accounts for the Lodging Industry” (tenth edition) published by The Financial Management Committee of the American Hotel and Lodging Association.

“Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, possession, use, discharge, placement, treatment, disposal, disposition, removal, abatement, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

“Waste” means any material abuse or destructive use (whether by action or inaction) of the Property.

“Yield Maintenance Premium” means, with respect to any payment of principal on a Note or Note Component following acceleration of the Loan during the continuance of an Event of Default, the product of:

(A) a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the Note or Note Component before giving effect to such payment, times

(B) the excess of (1) the sum of the respective present values, computed as of the date of prepayment, of the remaining scheduled payments of principal and interest with respect to the Note or Note Component, including the balloon payment on the scheduled Maturity Date (assuming no prepayments or acceleration of the Loan), determined by discounting such payments to the date on which such prepayment is made at the Treasury Constant Yield, over (2) the outstanding principal balance of the Note or Note Component on such date immediately prior to such prepayment;

provided that the Yield Maintenance Premium shall not be less than 3% of the amount prepaid. The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon all parties.

(b) Rules of Construction. Unless otherwise specified, (i) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement, (ii) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (iii) “including” means “including, but not limited to”, (iv) “mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and “mortgagee” means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument, (v) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section or other subdivision of this Agreement, (vi) all references to “this Section” shall refer to the Section of this Agreement in which such reference appears in its entirety and not to any particular clause or subsection or such Section, and (vii) terms used herein and defined by cross-reference to another agreement or document shall have the meaning set forth in such other agreement or document as of the Closing Date, notwithstanding any subsequent amendment or restatement of or modification to such other agreement or document. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as the same may be modified in this Agreement. Each covenant of Borrower contained herein with respect to the operation and maintenance of or otherwise relating to the Property shall be construed to mean that Borrower shall comply or cause the Operating Lessee to comply with such covenant; and any failure by the Operating Lessee to comply therewith shall constitute a Default hereunder even though Operating Lessee is not a party to this Agreement.

ARTICLE I

GENERAL TERMS

Section 1.1. The Loan.

(a) On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower (the “Loan”) in an amount equal to the Loan Amount. The Loan shall initially be represented by a single Note that shall bear interest as described in this Agreement at a per annum rate equal to the Interest Rate. Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

(b) The Loan shall be secured by the Collateral pursuant to the Mortgage and the other Loan Documents.

(c) Upon written notice from Lender to Borrower, the Note will be deemed to have been subdivided into multiple components (“Note Components”). Each Note Component shall have such notional balance and interest rate as Lender shall specify in such notice, provided that the sum of the principal balances of all Note Components shall equal the then-current Principal Indebtedness, and the initial weighted average of the component interest rates, weighted on the basis of their respective principal balances, shall equal the Interest Rate. Borrower shall be treated as the obligor with respect to each of the Note Components, and Borrower acknowledges that each Note Component may be individually beneficially owned by a separate Person. The Note Components need not be represented by separate physical Notes, but if requested by Lender, each Note Component shall be represented by a separate physical Note, in which case Borrower shall execute and return to Lender each such Note promptly following Borrower’s receipt of an execution copy thereof. If requested by Lender, Borrower shall deliver to Lender, together with such replacement Notes, an opinion of counsel with respect to the due authorization and enforceability of such replacement Notes. Upon receipt by Lender of such replacement Notes, Lender shall promptly return the original Note to Borrower. Voluntary and involuntary prepayments of principal on the Loan shall be applied to the Notes or Note Components as Lender shall determine, provided that, except with respect to amounts applied toward principal during the continuance of an Event of Default, no such allocation of principal to the Notes or Note Components shall have the effect of increasing the weighted average of the component interest rates (but amounts applied toward principal during the continuance of an Event of Default may increase the weighted average interest rate of the Notes or Note Components, with the result that the Interest Rate might increase).

Section 1.2. Interest and Principal.

(a) On each Payment Date, Borrower shall pay to Lender a constant monthly payment of $510,474.17, which amount shall be applied first toward the payment of interest on each Note for the applicable Interest Accrual Period at the applicable Interest Rate (except that in each case, interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default, in which case the monthly payment shall be increased by the amount of Default Interest accrued on the Notes during the applicable Interest Accrual Period), and the balance shall be applied toward the reduction of the outstanding principal balances of the Notes pro rata in accordance with their then outstanding principal balances.

Notwithstanding the foregoing, on the Closing Date, Borrower shall pay interest from and including the Closing Date through the end of the first Interest Accrual Period, in lieu of making such payment on the first Payment Date following the Closing Date (unless the Closing Date falls on a Payment Date, in which case, no interest will be collected on the Closing Date, and Borrower shall make the payment required pursuant to this Section commencing on the first Payment Date following the Closing Date).

(b) No prepayments of the Loan shall be permitted except for (i) prepayments resulting from Casualty or Condemnation as described in Section 5.16, and (ii) a prepayment of the Loan in whole (but not in part) during the Prepayment Period on not less than ten Business Days prior written notice; provided that any prepayment hereunder shall be accompanied by all interest accrued on the amount prepaid, plus the amount of interest that would have accrued on the amount prepaid if the Loan had remained outstanding through the end of the Interest Accrual Period in which such prepayment occurs, plus all other amounts then due under the Loan Documents. Borrower’s notice of prepayment shall create an obligation of Borrower to prepay the Loan as set forth therein, but may be rescinded with five days’ written notice to Lender (subject to payment of any out-of-pocket costs and expenses resulting from such rescission). In addition, Defeasance shall be permitted after the expiration of the Lockout Period as described in Section 2.1. The entire outstanding principal balance of the Loan, together with interest through the end of the applicable Interest Accrual Period and all other amounts then due under the Loan Documents, shall be due and payable by Borrower to Lender on the Maturity Date.

(c) If all or any portion of the Principal Indebtedness is paid to Lender following acceleration of the Loan during the Lockout Period, Borrower shall pay to Lender an amount equal to the applicable Yield Maintenance Premium; provided, however, that no Yield Maintenance Premium shall be due and payable with respect to any prepayment of the Loan as a result of a Casualty or Condemnation, so long as no Event of Default is continuing. Amounts received in respect of the Indebtedness during the continuance of an Event of Default shall be applied toward interest, principal and other components of the Indebtedness (in such order as Lender shall determine) before any such amounts are applied toward payment of Yield Maintenance Premiums, with the result that Yield Maintenance Premiums shall accrue as the Principal Indebtedness is repaid but no amount received from Borrower shall constitute payment of a Yield Maintenance Premium until the remainder of the Indebtedness shall have been paid in full. Borrower acknowledges that (i) a prepayment will cause damage to Lender; (ii) the Yield Maintenance Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an acceleration or any other prepayment not permitted by the Loan Documents; and (iv) the Yield Maintenance Premium represents Lender’s and Borrower’s reasonable estimate of Lender’s damages from the prepayment and is not a penalty.

(d) Any payments of interest and/or principal not paid when due hereunder shall bear interest at the applicable Default Rate and, in the case of all payments due hereunder other than the repayment of the Principal Indebtedness on the Maturity Date, when paid shall be accompanied by a late fee in an amount equal to the lesser of four percent of such unpaid sum and the maximum amount permitted by applicable law, in order to defray a portion of the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.

Section 1.3. Method and Place of Payment. Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Notes (including any deposit into the Cash Management Account pursuant to Section 3.2(c)) shall be made to Lender not later than 1:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender. Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day. Lender shall notify Borrower in writing of any changes in the account to which payments are to be made. If the amount received from Borrower (or from the Cash Management Account pursuant to Section 3.2(b)) is less than the sum of all amounts then due and payable hereunder, such amount shall be applied, at Lender’s sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Notes and Note Components, in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses.

Section 1.4. Taxes; Regulatory Change.

(a) Borrower shall indemnify Lender against any present or future stamp, documentary or other similar or related taxes or other similar or related charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority by reason of the execution and delivery of the Loan Documents and any consents, waivers, amendments and enforcement of rights under the Loan Documents.

(b) Reasonably promptly following Borrower’s request, the initial Lender shall complete and deliver to Borrower a duly executed Form W-9 certifying that is not subject to backup withholding. If Borrower is required by law to withhold or deduct any amount from any payment hereunder in respect of any Borrower Tax, Borrower shall withhold or deduct the appropriate amount, remit such amount to the appropriate Governmental Authority and pay to the Lender and each Person to whom there has been an Assignment or Participation of a Loan such additional amounts as are necessary in order that the net payment of any amount due hereunder, after deduction for or withholding in respect of any Borrower Tax imposed with respect to such payment, will not be less than the amount stated in this Agreement to be then due and payable; except that the foregoing obligation to pay such additional amounts shall not apply (i) to any net income or franchise taxes imposed by the jurisdiction under the laws of which the Lender is organized, has its principal place of business or where its applicable lending office is located, (ii) with respect to any amount of U.S. Tax in effect and applicable to payments to the Lender on the date of this Agreement (or, for payments made under this Agreement to any Person to whom there has been an Assignment or Participation, with respect to any amount of U.S. Tax imposed by any law in effect and applicable to payments to such Person on the date of such Assignment or Participation) or (iii) to any amount of Borrower Taxes imposed solely by reason of the failure by an assignee to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such Borrower Taxes. If Borrower shall fail to pay any Borrower Taxes or other amounts that Borrower is required to pay pursuant to this Section, and Lender or any Person to whom there has been an Assignment or Participation of a Loan pays the same, Borrower shall reimburse Lender or such Person promptly following demand therefore in the currency in which such Taxes or other amounts are paid, whether or not such Taxes were correctly or legally asserted, together with interest thereon from and including the date of payment to but excluding the date of reimbursement at a rate per annum equal to the Default Rate.

(c) Within 30 days after paying any amount from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrower shall deliver to Lender satisfactory evidence of such deduction, withholding or payment (as the case may be).

(d) If, as a result of any Regulatory Change, any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, Lender or any holder of all or a portion of the Loan is imposed, modified or deemed applicable and the result is to increase the cost to such Lender or such holder of making or holding the Loan, or to reduce the amount receivable by Lender or such holder hereunder in respect of any portion of the Loan by an amount deemed by Lender or such holder to be material (such increases in cost and reductions in amounts receivable, “Increased Costs”), then Borrower agrees that it will pay to Lender or such holder upon Lender’s or such holder’s request such additional amount or amounts as will compensate Lender and/or such holder for such Increased Costs to the extent that such Increased Costs are reasonably allocable to the Loan. Lender will notify Borrower in writing of any event occurring after the Closing Date that will entitle Lender or any holder of the Loan to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall fail to notify Borrower of any such event within 90 days following the end of the month during which such event occurred, then Borrower’s liability for any amounts described in this Section incurred by such Lender as a result of such event shall be limited to those attributable to the period occurring subsequent to the 90th day prior to the date upon which such Lender actually notified Borrower of the occurrence of such event. Notwithstanding the foregoing, in no event shall Borrower be required to compensate Lender or any holder of the Loan for any portion of the income or franchise taxes of Lender or such holder, whether or not attributable to payments made by Borrower. If a Lender requests compensation under this Section, Borrower may, by notice to Lender, require that such Lender furnish to Borrower a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof.

Section 1.5. Release. Upon payment of the Indebtedness in full when permitted or required hereunder, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender, which, at Borrower’s election and at Borrower’s sole cost and expense: (a) release and discharge all Liens on all Collateral securing payment of the Indebtedness (subject to Borrower’s obligation to pay any associated fees and expenses), including all balances in the Collateral Accounts; or (b) assign such Liens (and the Loan Documents) to a new lender designated by Borrower. Any release or assignment provided by Lender pursuant to this Section shall be without recourse, representation or warranty of any kind.

ARTICLE II

DEFEASANCE AND ASSUMPTION

Section 2.1. Defeasance.

(a) On any date after the expiration of the Lockout Period, subject to the notice requirement described in Section 2.1(c), Borrower may obtain the release of the Collateral from the Liens of the Loan Documents upon the payment to Lender of all sums then due under the Loan Documents and the delivery of the following to Lender:

(i) Defeasance Collateral sufficient to provide payments on or prior to, and in any event as close as possible to, all successive Payment Dates in an amount sufficient to make all payments of interest and principal due hereunder, including the then outstanding Principal Indebtedness, on the first Payment Date in the Prepayment Period or such other Payment Date in the Prepayment Period as Borrower shall elect;

(ii) written confirmation from an independent certified public accounting firm reasonably satisfactory to Lender that such Defeasance Collateral is sufficient to provide the payments described in clause (i) above;

(iii) a security agreement, in form and substance reasonably satisfactory to Lender, creating in favor of Lender a first priority perfected security interest in such Defeasance Collateral (a “Defeasance Pledge Agreement”);

(iv) an opinion of counsel for Borrower, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining that (1) the Defeasance Pledge Agreement has been duly authorized and is enforceable against Borrower in accordance with its terms and that Lender has a perfected first priority security interest in such Defeasance Collateral; and (2) if the Loan has been Securitized, the Defeasance (including the assumption pursuant to Section 2.1(b)) does not cause a tax to be imposed on the Securitization Vehicle or, if the Securitization Vehicle is a REMIC, does not cause any portion of the Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, and (3) that the Defeasance does not constitute a “significant modification” of the Loan under Section 1001 of the Code;

(v) if the Loan has been Securitized, the Rating Condition with respect to such Defeasance shall have been satisfied or deemed satisfied pursuant to the definition of “Rating Condition”;

(vi) instruments reasonably satisfactory to Lender releasing and discharging or assigning to a third party Lender’s Liens on the Collateral (other than the Defeasance Collateral);

(vii) such other customary certificates, opinions, documents or instruments as Lender and the Rating Agencies may reasonably request; and

(viii) reimbursement for any costs and expenses incurred in connection with this Section (including Rating Agency and Servicer fees and expenses, reasonable fees and expenses of legal counsel and accountants and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection herewith).

Lender shall reasonably cooperate with Borrower to avoid the incurrence of mortgage recording taxes in connection with a Defeasance, at Borrower’s sole cost and expense.

(b) At the time of the Defeasance, the Loan shall be assumed by a bankruptcy-remote entity established or designated by the initial Lender hereunder or its designee, to which Borrower shall transfer all of the Defeasance Collateral (a “Defeasance Borrower”). The right of the initial Lender hereunder or its designee to establish or designate a Defeasance Borrower shall be retained by the initial Lender notwithstanding the sale or transfer of the Loan unless such obligation is specifically assigned to and assumed by the transferee. Such Defeasance Borrower shall execute and deliver to Lender an assumption agreement in form and substance reasonably satisfactory to Lender, such Uniform Commercial Code financing statements as may be reasonably requested by Lender and legal opinions of counsel reasonably acceptable to Lender that are substantially equivalent to the opinions delivered to Lender on the Closing Date, including new nonconsolidation opinions reasonably satisfactory to Lender and satisfactory to the Rating Agencies; and Borrower and the Defeasance Borrower shall deliver such other documents, certificates and legal opinions as Lender shall reasonably request.

(c) Borrower must give Lender and each Rating Agency at least 30 days’ (and not more than 60 days’) prior written notice of any Defeasance under this Section, specifying the date on which the Defeasance is to occur. If such Defeasance is not made on such date (x) Borrower’s notice of Defeasance will be deemed rescinded, and (y) Borrower shall on such date pay to Lender all reasonable losses, costs and expenses suffered by Lender as a consequence of such rescission.

(d) Upon satisfaction of the requirements contained in this Section, Lender will execute and deliver to Borrower such instruments, prepared by Borrower and approved by Lender, as shall be necessary to release the Property from the Liens of the Loan Documents and to release Borrower, Operating Lessee and Sponsor of their obligations, liabilities, guarantees and indemnities under the Loan Documents, except for (i) any obligations, liabilities, guarantees and indemnities that by their express terms survive the repayment of the Indebtedness in full and (ii) claims arising under any indemnity or guaranty prior to the date on which the Loan is Defeased in full.

Section 2.2. Assumption. From and after the first anniversary of the Closing Date, the initial Borrower shall have the right to contemporaneously Transfer all of the Collateral to a Successor Borrower that will assume all of the obligations of Borrower hereunder and under the other Loan Documents (an “Assumption”), provided no Event of Default or monetary Default is then continuing or would result therefrom and the following conditions are met to the reasonable satisfaction of Lender:

(i) such Successor Borrower shall have executed and delivered to Lender an assumption agreement (including an assumption of the Mortgage in recordable form, if requested by Lender), in form and substance reasonably acceptable to Lender, evidencing its agreement to abide and be bound by the terms of the Loan Documents and containing representations substantially equivalent to those contained in Article IV (recast, as necessary, such that representations that specifically relate to Closing Date are remade as of the date of such assumption), and such other representations (and evidence of the accuracy of such representations) as Lender shall reasonably request (and upon such assumption and the satisfaction of the other conditions set forth in this Section, Borrower and Operating Lessee shall be released from such all obligations, liabilities, guarantees and indemnities under the Loan Documents);

(ii) unless the Operating Lease shall have been terminated pursuant to Section 5.21(ii), the obligations of Operating Lessee under the Operating Lease shall have been assumed by a Successor Operating Lessee pursuant to an assumption agreement, in form and substance reasonably acceptable to Lender (and upon such assumption and the satisfaction of the other conditions set forth in this Section, Operating Lessee shall be released from such all obligations, liabilities, guarantees and indemnities under the Loan Documents), and such Successor Operating Lessee shall have delivered to Lender all documents reasonably requested by Lender relating to the existence of such Successor Operating Lessee and the due authorization of such Operating Lessee to assume the obligations under the Operating Lease, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Successor Operating Lessee, together with all amendments thereto, and certificates of good standing or existence for the Successor Operating Lessee issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;

(iii) such Uniform Commercial Code financing statements as may be reasonably requested by Lender shall be filed;

(iv) a party satisfactory to Lender in its sole discretion assumes all obligations, liabilities, guarantees and indemnities of Sponsor and any other guarantor under the Loan Documents pursuant to documentation satisfactory to Lender (and upon such assumption by such party, Sponsor and any other such guarantor shall be released from such obligations, liabilities, guarantees and indemnities);

(v) such Successor Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender that are equivalent to the opinions delivered to Lender on the Closing Date, including new nonconsolidation opinions that are reasonably satisfactory to Lender and satisfactory to each of the Rating Agencies; and Borrower and the Successor Borrower shall have delivered such other documents, certificates and legal opinions, including relating to REMIC matters, as Lender shall reasonably request;

(vi) such Successor Borrower shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Successor Borrower and the due authorization of the Successor Borrower to assume the Loan and to execute and deliver the documents described in this Section, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Successor Borrower, together with all amendments thereto, and certificates of good standing or existence for the Successor Borrower issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;

(vii) the Title Insurance Policy shall have been properly endorsed to reflect the Transfer of the Property to the Successor Borrower;

(viii) if the Loan has been Securitized, the Rating Condition shall have been satisfied with respect to the legal structure of the Successor Borrower, the documentation of the Assumption and the related legal opinions; and

(ix) Borrower shall have paid to Lender a nonrefundable assumption fee in an amount equal to 1.0% of the Principal Indebtedness at the time of such Assumption, and Borrower shall have reimbursed Lender for its reasonable out-of-pocket costs and expenses incurred in connection with such assumption.

Section 2.3. Transfers of Equity Interests in Borrower.

(a) Except as set forth in clause (b) of this Section 2.3, no direct or indirect equity interests in Borrower shall be conveyed or otherwise transferred to any Person prior to the first anniversary of the Closing Date. From and after the first anniversary of the Closing Date, no direct or indirect equity interests in Borrower shall be conveyed or otherwise transferred to any Person, unless the following conditions are satisfied:

(i) no Event of Default or monetary Default shall be continuing at the time of such conveyance or transfer;

(ii) no Prohibited Change of Control shall occur as a result thereof;

(iii) if any such conveyance or transfer results in Borrower ceasing to be Controlled by Sponsor (and in connection with each subsequent conveyance or transfer that again changes the identity of the Qualified Equityholder that Controls Borrower), Borrower shall have paid to Lender a transfer fee in an amount equal to 1.0% of the Principal Indebtedness at the time of such conveyance or transfer;

(iv) if such conveyance or transfer results in any Person acquiring more than 49% of the direct or indirect equity interest in any Required SPE (even if not constituting a Prohibited Change of Control), Borrower shall have delivered to Lender with respect to such Person a new non-consolidation opinion that in Lender’s reasonable judgment satisfies the then-current criteria of the Rating Agencies (and, to the extent that the criteria of the Rating Agencies has not changed in any material respect since the Closing Date, Lender’s approval of any such non-consolidation opinion that is in substantially the form of the Nonconsolidation Opinion shall not be unreasonably withheld, delayed or conditioned);

(v) Borrower shall have paid the costs and expenses (if any) of the Rating Agencies and Servicers and reimbursed Lender for its reasonable out-of-pocket costs and expenses incurred in connection with any such conveyance or transfer; and

(vi) Lender shall have received 10 days advance written notice of such conveyance or transfer.

(b) Notwithstanding anything to the contrary contained in this Section, the following transfers of indirect equity interests in Borrower shall be permitted at any time without the consent of Lender: (i) the issuance of additional shares in, or the transfer of existing shares of, Chesapeake Lodging Trust on any national stock exchange and (ii) the issuance of additional partnership interests, or the transfer of existing partnership interests, in Sponsor, so long as the same does not result in a Prohibited Change of Control.

ARTICLE III

ACCOUNTS

Section 3.1. Cash Management Account.

(a) All credit card receivables, all cash Revenues and all other money received by Borrower, Operating Lessee or the Approved Property Manager with respect to the Property shall be deposited into the Approved Operating Account, which account has been pledged to Lender pursuant to the Subordination of Management Agreement. Notwithstanding the immediately preceding sentence, Lender acknowledges that it may take up to 60 days from the Closing Date to cause such credit card receivables, cash Revenues and other money received by Borrower, Operating Lessee or the Approved Property Manager with respect to the Property to be redirected to the Approved Operating Account established as of the Closing Date. All costs and expenses incurred in connection with the operation of the Property shall be paid solely from the Approved Operating Account or the Approved FF&E Account (or, to the extent permitted or required herein, the Cash Management Account), and no other account. Borrower shall not permit the amounts contained in the Approved Operating Account, the Approved FF&E Account or any other account owned by Borrower or Operating Lessee to be commingled with the funds of any other Person. Subject and pursuant to the Approved Management Agreement and the Subordination of Management Agreement, the Approved Manager shall be permitted to pay all costs and expenses incurred in connection with the operation of the Property and all other amounts required or permitted to be paid by the Approved Manager in the performance of its duties and obligations with respect to the Property out of the Approved Operating Account or the Approved FF&E Account.

(b) Operating Lessee shall cause any and all amounts otherwise required to be paid or remitted by the Approved Property Manager to Borrower or Operating Lessee (including the “Owner’s Remittance Amount” under and as defined in the Hyatt Management Agreement) to be remitted directly into an Eligible Account specified from time to time by Lender (the “Cash Management Account”), and in the event any such amounts are paid directly to Borrower or Operating Lessee, Borrower or Operating Lessee, as applicable, shall cause such amounts to be deposited into the Cash Management Account within one Business Day following Borrower’s or Operating Lessee’s receipt thereof. The Cash Management Account shall be subject to the Cash Management Agreement which shall provide, among other things, that no party other than Lender and Servicer shall have the right to withdraw funds from the Cash Management Account and that the Cash Management Bank shall comply with all instructions and entitlement orders of Lender relating to the Cash Management Account and the other Collateral Accounts maintained at the Cash Management Bank pursuant to the Cash Management Agreement, in each case, without the consent of Borrower, Operating Lessee or any other Person.

(c) The Approved FF&E Account and the Approved Operating Account shall at all times be subject to an Account Control Agreement, pursuant to which such accounts shall be pledged to Lender and in the sole dominion and control of Lender, provided that Borrower, Operating Lessee and the Approved Property Manager shall have unrestricted access to such accounts for the purposes set forth in the Approved Management Agreement, unless and until the Approved Management Agreement shall be terminated, in which case, only Lender shall have access to the amounts in such accounts.

(d) Lender shall have the right at any time and from time to time in its sole discretion to change the Eligible Institution at which any one or more of the Collateral Accounts is maintained (and in the case of any such change if an Event of Default is not then continuing, Lender shall deliver not less than five Business Days’ prior written notice to Borrower), except for any Collateral Account that is maintained by Hyatt pursuant to the Hyatt Management Agreement.

Section 3.2. Distributions from Cash Management Account.

(a) Lender shall transfer from the Cash Management Account to the Distribution Account, at the end of each Business Day (or, at Borrower’s election, on a less frequent basis), the amount, if any, by which amounts then contained in the Cash Management Account exceed the aggregate amount required to be paid to or reserved with Lender on the next Payment Date pursuant hereto (the “Minimum Balance”); provided, however, that Lender shall terminate such remittances during the continuance of an Event of Default or Trigger Period.

(b) On each Payment Date, provided no Event of Default is continuing (and, if and to the extent Lender so elects in its sole discretion, during the continuance of an Event of Default until the Loan has been accelerated), Lender shall transfer amounts from the Cash Management Account, to the extent available therein, to make the following payments in the following order of priority:

(i) if a Manager Tax Reserve Failure shall have occurred, to the Tax and Insurance Escrow Account, the amounts then required to be deposited therein pursuant to Section 3.4;

(ii) to Lender, the amount of all scheduled or delinquent interest and principal on the Loan and all other amounts then due and payable under the Loan Documents (with any amounts in respect of principal paid last);

(iii) if a Manager FF&E Reserve Failure shall have occurred, to the FF&E Reserve Account, the amount required to be deposited therein pursuant to Section 3.5;

(iv) if a Hyatt Capital Plan Failure shall have occurred, to the Hyatt Capital Plan Reserve Account, the amount required to be deposited therein pursuant to Section 3.9;

(v) during the continuance of a Trigger Period or Event of Default, all remaining amounts to the Excess Cash Flow Reserve Account; and

(vi) if no Trigger Period or Event of Default is continuing, all remaining amounts to the Distribution Account.

(c) If on any Payment Date the amount in the Cash Management Account is insufficient to make all of the transfers described above (other than remittance of excess cash to the Excess Cash Flow Reserve Account or the Distribution Account), then Borrower shall remit to the Cash Management Account on such Payment Date the amount of such deficiency. If Borrower fails to remit such amount to the Cash Management Account, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Collateral Accounts in accordance with Section 3.11(c).

Section 3.3. Loss Proceeds Account.

(a) Upon the occurrence of a Casualty or Condemnation, Lender will establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the purpose of depositing any Loss Proceeds (the “Loss Proceeds Account”).

(b) Provided no Event of Default is continuing, funds in the Loss Proceeds Account shall be applied in accordance with Section 5.16.

Section 3.4. Tax and Insurance Escrow Account.

(a) Lender will establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the purpose of reserving amounts payable by Borrower in respect of Taxes and insurance premiums (the “Tax and Insurance Escrow Account”).

(b) No amounts shall be reserved in the Tax and Insurance Escrow Account in respect of Taxes for so long as (i) the Approved Property Manager shall reserve sufficient amounts for the payment of Taxes and actually pays such amounts to the appropriate Governmental Authority, on or prior to the dates that such amounts become due and payable and (ii) within ten Business Days following the end of each Fiscal Quarter Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that such reserve has been sufficiently funded and all Taxes have theretofore been paid on or prior to the dates that such amounts were due and payable. If the Approved Property Manager shall fail to reserve sufficient amounts for the payment of Taxes or to actually pay such amounts in accordance with this Section 3.4(b) (any such failure, a “Manager Tax Reserve Failure”), Borrower shall thereafter be required to fund the Tax and Insurance Escrow Account in accordance with this Agreement. Borrower acknowledges that a Manager Tax Reserve Failure exists as of the Closing Date. No amounts shall be reserved in the Tax and Insurance Escrow Account in respect of insurance premiums for so long as the Property shall be insured under Hyatt’s blanket insurance program (or another blanket insurance program reasonably acceptable to Lender and satisfying to Lender’s reasonable satisfaction all Rating Agency Requirements).

(c) On the Closing Date, Borrower shall deposit, or cause to be deposited, into the Tax and Insurance Escrow Account an amount sufficient to pay all Taxes by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual Taxes. On each subsequent Payment Date, an additional deposit shall be made therein in an amount equal to 1/12 of the Taxes that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months; provided, however, that if at any time Lender reasonably determines that the amount in the Tax and Insurance Escrow Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions of this Agreement) the full amount of all installments of Taxes by the date on which such amounts come due, then Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to the Tax and Insurance Escrow Account by the amount that Lender reasonably estimates is sufficient to achieve such accumulation.

(d) Within five Business Days following the date on which the Property is no longer insured under Hyatt’s blanket insurance program (or another blanket insurance program reasonably acceptable to Lender and satisfying to Lender’s reasonable satisfaction all Rating Agency Requirements), Borrower shall deposit, or cause to be deposited, into the Tax and Insurance Escrow Account an amount sufficient to pay all insurance premiums relating to the Property by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual insurance premiums relating to the Property. On each subsequent Payment Date, an additional deposit shall be made therein in an amount equal to 1/12 of the insurance premiums relating to the Property that Lender reasonably estimates, based on information provided by Borrower, will be payable during the next ensuing 12 months; provided, however, that if at any time Lender reasonably determines that the amount in the Tax and Insurance Escrow Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions of this Agreement) the full amount of all insurance premiums by the date on which such amounts come due, then Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to the Tax and Insurance Escrow Account by the amount that Lender reasonably estimates is sufficient to achieve such accumulation.

(e) For so long as Lender shall be reserving amounts in respect of Taxes and/or insurance premiums pursuant to this Section, Borrower shall provide Lender with copies of all tax and insurance bills relating to the Property promptly after Borrower’s receipt thereof. Lender will apply amounts in the Tax and Insurance Escrow Account toward the purposes for which such amounts are deposited therein (or, so long as no Event of Default is then continuing, within 10 Business Days following Borrower’s written request, reimburse Borrower from such reserves for payment of such Taxes and insurance premiums, if applicable, subject to Lender’s receipt of evidence of payment of such Taxes and insurance premiums). In connection with the making of any payment from the Tax and Insurance Escrow Account, Lender may cause such payment to be made according to any bill, statement or estimate procured from the appropriate public office or insurance carrier, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written advance notice by Borrower of such inaccuracy, invalidity or other contest. Notwithstanding the foregoing, Lender shall not make any payment in respect of Taxes if it has received from Borrower satisfactory written evidence of payment of such Taxes no less than 10 Business Days prior to when such Taxes are due and payable.

(f) If Lender so elects at any time, Borrower shall provide, at Borrower’s expense, a tax service contract for the term of the Loan issued by a tax reporting agency reasonably acceptable to Lender. If Lender does not so elect, Borrower shall reimburse Lender for the cost of making annual tax searches throughout the term of the Loan.

Section 3.5. FF&E Reserve Account.

(a) Lender will establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the purpose of reserving amounts in respect of expenditures for FF&E (the “FF&E Reserve Account”).

(b) No amounts shall be reserved in the FF&E Reserve Account for so long as (i) the Approved FF&E Account is maintained and funded in accordance with the Approved Management Agreement, (ii) Borrower shall deliver to Lender each month the bank statement for the Approved FF&E Account and a reconciliation thereof and (iii) promptly following Lender’s request, Borrower shall deliver invoices or other evidence that disbursements from the Approved FF&E Account have been made in accordance with the Approved Management Agreement. If the Approved Property Manager shall fail to maintain and fund the Approved FF&E Account in accordance with the Approved Management Agreement (any such failure, a “Manager FF&E Reserve Failure”), Borrower shall thereafter be required to fund the FF&E Reserve Account in accordance with this Agreement.

(c) From and after the occurrence of a Manager FF&E Reserve Failure, on each Payment Date, there shall be deposited into the FF&E Reserve Account an amount equal to the Monthly FF&E Amount.

(d) Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the FF&E Reserve Account, to the extent of funds contained therein, to reimburse Borrower for expenditures in respect of FF&E that are consistent with the Approved Annual Budget; provided that:

(i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

(ii) Borrower shall deliver to Lender an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that all conditions precedent to such disbursement required by the Loan Documents have been satisfied;

(iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) a reasonably satisfactory site inspection, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts; and

(iv) Notwithstanding anything contained in the Hyatt PIP to the contrary, no amount shall be disbursed from the FF&E Reserve Account for the payment of expenditures in connection with any Hyatt PIP Work or the Hyatt PIP Elevator Work.

Section 3.6. Deferred Maintenance and Environmental Escrow Account.

(a) If the Deferred Maintenance Amount is greater than zero, Lender will establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the purpose of reserving amounts anticipated to be required to correct Deferred Maintenance Conditions (the “Deferred Maintenance and Environmental Escrow Account”).

(b) On the Closing Date, Borrower shall deposit into the Deferred Maintenance and Environmental Escrow Account, from the proceeds of the Loan, an amount equal to the Deferred Maintenance Amount.

(c) Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the Deferred Maintenance and Environmental Escrow Account to reimburse Borrower for reasonable costs and expenses incurred in order to correct Deferred Maintenance Conditions, provided that

(i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

(ii) Borrower shall deliver to Lender an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that all conditions precedent to such disbursement required by the Loan Documents have been satisfied; and

(iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) a reasonably satisfactory site inspection, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.

(d) Upon substantial completion (as reasonably determined by Lender) of the portion of the Deferred Maintenance Conditions identified on any line on Schedule C, and provided no Event of Default is then continuing, the remainder of the portion of the Deferred Maintenance Reserve Account held for such line item (as shown adjacent to such line item on Schedule C) shall promptly be remitted to Borrower. Upon the correcting of all Deferred Maintenance Conditions, provided no Event of Default or Trigger Period is then continuing, any amounts then remaining in the Deferred Maintenance Reserve Account shall promptly be remitted to Borrower and the Deferred Maintenance and Environmental Escrow Account will no longer be maintained.

Section 3.7. Unfunded Obligations Account.

(a) If the Unfunded Obligations Amount is greater than zero, Lender shall establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the purpose of reserving for Unfunded Obligations required to be funded by Borrower (the “Unfunded Obligations Account”).

(b) On the Closing Date, Borrower shall deposit into the Unfunded Obligations Account, from the proceeds of the Loan, an amount equal to the Unfunded Obligations Amount.

(c) Borrower shall perform its obligations in respect of the Unfunded Obligations when and as due under the respective Leases or other applicable agreements. Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the Unfunded Obligations Account to reimburse Borrower for reasonable costs and expenses incurred in the performance of Unfunded Obligations, provided that

(i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

(ii) Borrower shall deliver to Lender an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that all conditions precedent to such disbursement required by the Loan Documents have been satisfied; and

(iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) a reasonably satisfactory site inspection, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.

(d) Upon payment or performance, as applicable, of the Unfunded Obligations identified on any line on Schedule D, and provided no Event of Default is then continuing, the remainder of the portion of the Unfunded Obligations Account held for such line item (as shown adjacent to such line item on Schedule D) shall promptly be remitted to Borrower. Upon the payment or performance in full of all Unfunded Obligations, provided no Event of Default or Trigger Period is then continuing, any amounts then remaining in the Unfunded Obligations Account shall promptly be remitted to Borrower and the Unfunded Obligations Account will no longer be maintained.

Section 3.8. Hyatt PIP Reserve Account.

(a) Lender shall establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the purpose of reserving for the Hyatt PIP Work (the “Hyatt PIP Reserve Account”).

(b) On the Closing Date, Borrower shall either (i) deposit into the Hyatt PIP Reserve Account, from the proceeds of the Loan, an amount equal to the Hyatt PIP Amount or (ii) deliver to Lender a Letter of Credit in an amount equal to the Hyatt PIP Amount.

(c) Borrower shall complete the Hyatt PIP Work according to the schedule set forth on Schedule G. Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the Hyatt PIP Reserve Account to reimburse Borrower for reasonable costs and expenses incurred in the performance of the Hyatt PIP Work, provided that

(i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

(ii) Borrower shall deliver to Lender an Officer’s Certificate confirming that (i) all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement, (ii) all conditions precedent to such disbursement required by the Loan Documents have been satisfied and (iii) the amount remaining in the Hyatt PIP Reserve Account, after giving effect to the requested disbursement, shall be sufficient to complete the Hyatt PIP Work; and

(iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) a reasonably satisfactory site inspection, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.

(d) Borrower acknowledges that (i) the amounts contained in the Hyatt PIP Reserve Account do not include amounts required to complete the Hyatt PIP Elevator Work and that Borrower shall not be entitled to disbursements from the Hyatt PIP Reserve Account for such purpose, and (ii) notwithstanding anything contained in the Hyatt PIP to the contrary, no amounts in respect of the Hyatt PIP Work or Hyatt PIP Elevator Work shall be funded from the FF&E Reserve Account.

(e) Upon completion of the Hyatt PIP Work, provided no Event of Default or Trigger Period is then continuing, any amounts then remaining in the Hyatt PIP Reserve Account shall promptly be remitted to Borrower and the Hyatt PIP Reserve Account will no longer be maintained.

(f) Lender shall be entitled to draw on any Letter of Credit delivered to Lender pursuant to this Section, and hold the proceeds of such draw as additional Collateral, immediately and without further notice, (a) upon the occurrence and during the continuance of any Event of Default, (b) if Borrower shall not have delivered to Lender, no less than 30 days prior to the termination of any Letter of Credit, a replacement Letter of Credit satisfactory to Lender, or (c) if Borrower shall not have delivered to Lender, within 10 days after Borrower shall have received notice that the issuer of such Letter of Credit ceases to be an Eligible Institution, a replacement Letter of Credit satisfactory to Lender. Borrower shall have the right, by written request to Lender from time to time, to reduce the aggregate notional amount of such Letters of Credit to the amount that would then be contained in the Hyatt PIP Reserve Account had Borrower not made the election to provide a Letter of Credit in lieu of cash.

Section 3.9. Hyatt Capital Plan Reserve Account.

(a) Lender shall have the right to establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the purpose of reserving for the Hyatt Capital Plan (the “Hyatt Capital Plan Reserve Account”) if Borrower shall fail to complete the Hyatt Capital Plan before the Hyatt Capital Plan Completion Date (any such failure, a “Hyatt Capital Plan Failure”).

(b) On each Payment Date from and after the occurrence of a Hyatt Capital Plan Failure until completion of the Hyatt Capital Plan, Lender shall deposit into the Hyatt Capital Plan Reserve Account all remaining amounts in the Cash Management Account (after disbursements in the order set forth in Section 3.2) until the Hyatt Capital Plan Reserve Account shall contain the Hyatt Capital Plan Amount (without taking into consideration any amounts contained in the FF&E Reserve Account). For the avoidance of doubt, Borrower shall not be required to fund the Hyatt Capital Plan Reserve Account on the Closing Date.

(c) Following the funding of the Hyatt Capital Plan Reserve Account pursuant to this Section, upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the Hyatt Capital Plan Reserve Account, to the extent of funds contained therein, to reimburse Borrower for reasonable costs and expenses incurred in the performance of the Hyatt Capital Plan, provided that

(i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

(ii) Borrower shall deliver to Lender an Officer’s Certificate confirming that (i) all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement, (ii) all conditions precedent to such disbursement required by the Loan Documents have been satisfied and (iii) the amount remaining in the Hyatt Capital Plan Reserve Account, after giving effect to the requested disbursement, shall be sufficient to complete the Hyatt Capital Plan; and

(iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) a reasonably satisfactory site inspection, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.

(d) Borrower acknowledges that no amounts in respect of the Hyatt Capital Plan shall be funded from the Hyatt PIP Reserve Account. The Hyatt Capital Plan may be funded, in part, from the FF&E Reserve Account, provided that (i) after giving effect to any such funding, the amount contained in the FF&E Reserve Account shall be sufficient to provide for FF&E expenditures as and when necessary and (ii) at any time the Hyatt Capital Plan Reserve Account is required to be funded pursuant to this Section, the amount contained in the FF&E Reserve Account shall not be taken into consideration in determining the amount required to be reserved in the Hyatt Capital Plan Reserve Account.

(e) To the extent the Hyatt Capital Plan Reserve Account has been funded in accordance with this Section, upon curing any Hyatt Capital Plan Failure or the completion of the Hyatt Capital Plan, provided no Event of Default or Trigger Period is then continuing, any amounts then remaining in the Hyatt Capital Plan Reserve Account shall promptly be remitted to Borrower and the Hyatt Capital Plan Reserve Account will no longer be maintained.

Section 3.10. Excess Cash Flow Reserve Account.

(a) Lender will establish and maintain an Eligible Account (which may be a subaccount of the Cash Management Account) for the deposit of amounts required to be deposited therein in accordance with Section 3.2(b) (the “Excess Cash Flow Reserve Account”).

(b) Provided that no Event of Default is then continuing, Lender shall release to the Cash Management Account all amounts then contained in the Excess Cash Flow Reserve Account on the first Payment Date after Borrower delivers to Lender evidence reasonably satisfactory to Lender establishing that no Trigger Period is then continuing. Such a release shall not preclude the subsequent commencement of a Trigger Period and the deposit of amounts into the Excess Cash Flow Reserve Account as set forth in Section 3.2(b).

Section 3.11. Account Collateral.

(a) Borrower hereby pledges the Account Collateral to Lender as security for the Indebtedness, together with all rights of a secured party with respect thereto, it being the intention of the parties that such pledge shall be a perfected first-priority security interest. Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender.

Borrower shall have no right to make withdrawals from any of the Collateral Accounts other than the Distribution Account. Funds in the Collateral Accounts shall not be commingled with any other monies at any time. Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral. Funds in the Collateral Accounts shall not be invested. All fees of the Cash Management Bank shall be paid by Borrower. After the Loan and all other Indebtedness have been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be paid to Borrower.

(b) The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.

(c) During the continuance of an Event of Default, Lender may, in its sole discretion, apply funds in the Collateral Accounts either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder), the Loan, the Note Components and the Notes in such sequence as Lender shall elect in its sole discretion, and/or toward the payment of Property expenses.

Section 3.12. Bankruptcy. Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Account Collateral and the Revenues (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. If, however, a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Revenues by Borrower and Lender, the Account Collateral and/or the Revenues do constitute property of Borrower’s bankruptcy estate, then Borrower and Lender further acknowledge and agree that all such Revenues, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender. Borrower acknowledges that Lender does not consent to Borrower’s use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.

ARTICLE IV

REPRESENTATIONS

Borrower represents to Lender, with respect to Borrower, and Operating Lessee represents to Lender, with respect to Operating Lessee, that, as of the Closing Date, except as set forth in the Exception Report:

Section 4.1. Organization.

(a) Each Required SPE is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in the Commonwealth of Massachusetts, and Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(b) The organizational chart contained in Exhibit A is true and correct as of the date hereof.

Section 4.2. Authorization. Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.

Section 4.3. No Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its formation and governance documents, (ii) violate any Legal Requirement, regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, contract or other Material Agreement to which Borrower, Operating Lessee or Sponsor is a party or by which Borrower, Operating Lessee or Sponsor may be bound, or (iv) result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any party other than Lender.

Section 4.4. Consents. To the best of Borrower’s knowledge, no consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents, except for any of the foregoing that have already been obtained.

Section 4.5. Enforceable Obligations. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents are not subject to any right of rescission, offset, abatement, counterclaim or defense by Borrower, including the defense of usury or fraud.

Section 4.6. No Default. No Default or Event of Default will exist immediately following the making of the Loan.

Section 4.7. Payment of Taxes. Borrower and Operating Lessee each have filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes due (including interest and penalties) except for taxes that are not yet delinquent and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it necessary to preserve the Liens in favor of Lender.

Section 4.8. Compliance with Law. Borrower, Operating Lessee the Property and the use thereof comply in all material respects with all applicable Insurance Requirements and Legal Requirements, including building and zoning ordinances and codes, except as may be specified in the Engineering Report and/or Environmental Report delivered to Lender in connection with the Loan. The Property conforms to current zoning requirements (including requirements relating to parking) and is neither an illegal nor a legal nonconforming use except as specified in the zoning report delivered to Lender in connection with the Closing. Neither Borrower nor Operating Lessee is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority the violation of which could materially adversely affect the Property or the condition (financial or otherwise) or business of Borrower or Operating Lessee. There has not been committed by or on behalf of Borrower, Operating Lessee or, to Borrower’s knowledge, any other person in occupancy of or involved with the operation or use of the Property, any act or omission affording any federal Governmental Authority or any state or local Governmental Authority the right of forfeiture as against the Property or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents. None of Borrower, Operating Lessee or Sponsor has purchased any portion of the Property with proceeds of any illegal activity.

Section 4.9. ERISA. None of Borrower, Operating Lessee or any ERISA Affiliate of Borrower or Operating Lessee has incurred or could be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations.

Section 4.10. Investment Company Act. Neither Borrower nor Operating Lessee is an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered under the Investment Company Act of 1940, as amended.

Section 4.11. No Bankruptcy Filing. Neither Borrower nor Operating Lessee is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Neither Borrower nor Operating Lessee has knowledge of any Person contemplating the filing of any such petition against it. During the ten year period preceding the Closing Date, no petition in bankruptcy has been filed by or against any Required SPE or Sponsor and no such Persons have been convicted of a felony.

Section 4.12. Other Debt. Neither Borrower nor Operating Lessee has outstanding any Debt other than Permitted Debt.

Section 4.13. Litigation. There are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other court or agency now filed or otherwise pending, and to Borrower’s knowledge there are no such actions, suits, proceedings, arbitrations or governmental investigations threatened, against or affecting Borrower, Operating Lessee, Sponsor or the Collateral, in each case, except as listed in the Exception Report (and none of the matters listed in the Exception Report, even if determined against Borrower, Operating Lessee or the Collateral, would reasonably be expected to have a Material Adverse Effect).

Section 4.14. Leases; Material Agreements.

(a) Except as set forth in Schedule E, there are no Leases and neither Borrower nor Operating Lessee is currently engaged in negotiations with any prospective tenant to enter into a Lease. The Leases set forth on Schedule E are valid and enforceable and are in full force and effect and, except as set forth on the Exception Report, all work to be performed by the landlord under such Leases has been substantially performed and all contributions to be made by the landlord to the Tenants thereunder have been made, all other conditions to each Tenant’s obligations thereunder have been satisfied, no Tenant has the right to require Borrower to perform or finance Tenant Improvements or Material Alterations and no Leasing Commissions are owed or would be owed upon the exercise of any Tenant’s existing renewal or expansion options, and Borrower has no other monetary obligation to any Tenant under such Leases.

(b) There are no Material Agreements except as described in Schedule F. Borrower has made available to Lender true and complete copies of all Material Agreements. Each Material Agreement has been entered into at arm’s length in the ordinary course of business by or on behalf of Borrower or Operating Lessee. The Material Agreements are in full force and effect and there are no defaults thereunder by Borrower, Operating Lessee or, to Borrower’s knowledge, any other party thereto. Neither Borrower nor Operating Lessee is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

Section 4.15. Full and Accurate Disclosure. No statement of fact heretofore delivered by Borrower or Operating Lessee to Lender in writing in respect of the Property or Borrower or Operating Lessee contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading unless subsequently corrected (except that the foregoing representation, as it relates to any Environmental Report, Engineering Report, Title Policy, zoning report or other third party report delivered to Lender in connection with the closing of the Loan, shall be limited to Borrower’s knowledge). There is no fact, event or circumstance presently known to Borrower or Operating Lessee that has not been disclosed to Lender that has had or could reasonably be expected to result in a Material Adverse Effect.

Section 4.16. Financial Condition. Borrower has heretofore delivered to Lender financial statements and operating statements with respect to the Property for the past three calendar years, and trailing twelve-month operating statements. Such statements are accurate and complete in all material respects and fairly present in accordance with GAAP the financial position of CHSP Boston LLC and CHSP TRS Boston LLC, the predecessors to Borrower and Operating Lessee, in all material respects as of their respective dates and do not omit to state any fact necessary to make statements contained herein or therein not misleading. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there have occurred no changes or circumstances that have had or are reasonably expected to result in a Material Adverse Effect.

Section 4.17. Single-Purpose Requirements.

(a) Each Required SPE is now, and has always been since its formation, a Single-Purpose Entity and has conducted its business in substantial compliance with the provisions of its organizational documents. Borrower has never (i) owned any property other than the Property and related personal property, (ii) engaged in any business, except the ownership and operation of the Property or (iii) had any material contingent or actual obligations or liabilities unrelated to the Property. Operating Lessee has never (i) owned any property other than its leasehold interest in the Property and related personal property, (ii) engaged in any business, except the operation of the Property or (iii) had any material contingent or actual obligations or liabilities unrelated to the Property.

(b) Borrower has provided Lender with true, correct and complete copies of (i) the current financial statements of CHSP Boston LLC and CHSP TRS Boston LLC, the predecessors to Borrower and Operating Lessee, and (ii) Borrower’s and Operating Lessee’s current operating agreement together with all amendments and modifications thereto.

(c) On or prior to the Closing Date, Borrower and Operating Lessee shall have been fully released from any loan (other than the Loan) secured by the Property or any of the Collateral (a “Prior Loan”), and Borrower shall not have any continuing liability, actual or contingent, for any Prior Loan, and no recourse whatsoever against any portion of the Property shall be available to satisfy any Prior Loan under any circumstances.

Section 4.18. Use of Loan Proceeds. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by Legal Requirements or by the terms and conditions of the Loan Documents. The Loan is solely for the business purpose of Borrower or for distribution to Borrower’s equityholders in accordance with Legal Requirements.

Section 4.19. Not Foreign Person. Neither Borrower nor Operating Lessee is a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

Section 4.20. Labor Matters. Neither Borrower nor Operating Lessee is a party to any collective bargaining agreements.

Section 4.21. Title. Borrower owns good, marketable and insurable title to the Property and good and marketable title to the FF&E and related personal property, to the Collateral Accounts and to any other Collateral, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority Lien on the Property and the rents therefrom, enforceable as such against creditors of and purchasers from Borrower or Operating Lessee and subject only to Permitted Encumbrances, and (ii) perfected Liens (pursuant to the Uniform Commercial Code of the State of New York) in and to all personality, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Permitted Encumbrances do not and will not, individually or in the aggregate, materially and adversely affect or interfere with the value, or current or contemplated use or operation, of the Property, or the security intended to be provided by the Mortgage, the ability of the Property to generate net cash flow sufficient to service the Loan or Borrower’s ability to pay its obligations as and when they come due, including its ability to repay the Indebtedness in accordance with the terms of the Loan Documents. Except as insured over by a Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Property that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. No creditor of Borrower (other than Lender) or Operating Lessee has in its possession any goods that constitute or evidence the Collateral.

Section 4.22. No Encroachments. Except as shown on the Survey, all of the improvements on the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining property encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the improvements, so as, in either case, to adversely affect the value, use or marketability of the Property, except those that are insured against by a Title Insurance Policy.

Section 4.23. Physical Condition.

(a) Except for matters set forth in the Engineering Reports, the Property and all building systems (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) are free of all material damage and are in good condition, order and repair in all respects material to the Property’s use, operation and value.

(b) Borrower is not aware of any material structural or other material defect or damages in the Property, whether latent or otherwise.

(c) Borrower has not received and is not aware of any other party’s receipt of notice from any insurance company or bonding company of any defects or inadequacies in the Property that would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 4.24. Fraudulent Conveyance. Borrower has not entered into the Transaction or any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor. Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. On the Closing Date, the fair salable value of Borrower’s aggregate assets is and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, be greater than Borrower’s probable aggregate liabilities (including subordinated, unliquidated, disputed and Contingent Obligations). Borrower’s aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Section 4.25. Management. Except for any Approved Management Agreement, no property management agreements are in effect with respect to the Property. The Approved Management Agreement is in full force and effect and to the Borrower’s knowledge, there is no event of default thereunder by any party thereto and to the Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

Section 4.26. Condemnation. No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated or threatened with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

Section 4.27. Utilities and Public Access. The Property has adequate rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is adequately served by all public utilities, including water and sewer (or well and septic), necessary to the continued use and enjoyment of the Property as presently used and enjoyed.

Section 4.28. Environmental Matters. Except as disclosed in the Environmental Reports:

(i) To Borrower’s knowledge, no Hazardous Substances are located at, on, in or under the Property or have been handled, manufactured, generated, stored, processed, or disposed of at, on, in or under, or have been Released from, the Property. Without limiting the foregoing, to Borrower’s knowledge, there is not present at, on, in or under the Property, any PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for any Hazardous Substance, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint. To Borrower’s knowledge, there is no threat of any Release of any Hazardous Substance migrating to the Property.

(ii) The Property is in compliance in all material respects with all Environmental Laws applicable to the Property (which compliance includes, but is not limited to, the possession of, and compliance with, all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of the Property under all Environmental Laws). No Environmental Claim is pending with respect to the Property, nor, to Borrower’s knowledge, is any threatened, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, Operating Lessee or the Property.

(iii) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Property and, to Borrower’s knowledge, no Governmental Authority has been taking any action to subject the Property to Liens under any Environmental Law.

(iv) There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower or Operating Lessee in relation to the Property that have not been made available to Lender.

Section 4.29. Assessments. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments. No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect.

Section 4.30. No Joint Assessment. Borrower has not suffered, permitted or initiated the joint assessment of the Property (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Taxes that may be levied against such other real property or personal property shall be assessed or levied or charged to the Property as a single Lien.

Section 4.31. Separate Lots. No portion of the Property is part of a tax lot that also includes any real property that is not Collateral.

Section 4.32. Permits; Certificate of Occupancy. Borrower, Operating Lessee and/or Approved Property Manager have obtained all Permits necessary for the present and contemplated use and operation of the Property. The uses being made of the Property are in conformity in all material respects with the certificate of occupancy and/or Permits for the Property and any other restrictions, covenants or conditions affecting the Property.

Section 4.33. Flood Zone. None of the improvements on the Property is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards (including Zones A and V), or, to the extent that any portion of the Property is located in such an area, the Property is covered by flood insurance meeting the requirements set forth in Section 5.15(a)(ii).

Section 4.34. Security Deposits. Borrower and Operating Lessee are in compliance in all material respects with all Legal Requirements relating to security deposits.

Section 4.35. Acquisition Documents. Borrower has delivered to Lender true and complete copies of all material agreements and instruments under which Borrower, Operating Lessee or any of its affiliates or the seller of the Property have remaining rights or obligations in respect of Borrower’s acquisition of the Property.

Section 4.36. Insurance. Borrower or Operating Lessee has obtained insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the Closing Date have been paid for the current policy period. No Person, including Borrower and Operating Lessee, has done, by act or omission, anything that would impair the coverage of any such policy.

Section 4.37. No Dealings. Borrower and Operating Lessee are not aware of any unlawful influence on the assessed value of the Property.

Section 4.38. Intentionally Deleted.

Section 4.39. Federal Trade Embargos. Each Required SPE is in compliance with all Federal Trade Embargos in all material respects. To the best of Borrower’s knowledge, no Embargoed Person owns any direct or indirect equity interest (excluding holders of publicly traded shares) in any Required SPE. To Borrower’s knowledge and Operating Lessee’s knowledge, no Tenant at the Property is identified on the OFAC List. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure that the foregoing representations and warranties remain true and correct during the term of the Loan.

Section 4.40. Air Rights Agreement. Each of the following is true with respect to the Air Rights Agreement:

(i) The Air Rights Agreement or a memorandum thereof has been duly recorded . The Air Rights Agreement does not prohibit the interest of Borrower in the Property to be encumbered by the Mortgage and does not restrict the use of the Property by Borrower, its successors or assigns in a manner that would materially adversely affect the security provided by the Mortgage, except for the City of Boston’s right of reverter effective in 2079.

(ii) The interest of the Borrower in the Property pursuant to the Air Rights Agreement extends not less than 20 years beyond the scheduled Maturity Date;

(iii) Except as may be set forth in the Title Policy, the interest of the Borrower in the Property pursuant to the Air Rights Agreement is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the City of Boston’s right of reverter;

(iv) The City of Boston’s right of reverter under the Air Rights Agreement cannot and will not result in a reversion of title to the Property to the City of Boston until 2079, and the City of Boston has no remedy or right under the Air Rights Agreement that could accelerate its right of reverter or otherwise cause Borrower’s interest in the Property to otherwise be materially decreased, encumbered, impaired, modified, transferred or terminated.

(v) The Air Rights Agreement does not place restrictions on the identity of Borrower’s mortgagee and, in the event of a foreclosure by Lender or its designee (or a deed-in-lieu of foreclosure), Lender, and any Person to whom Lender may subsequently transfer the Property, shall succeed to all of the rights, benefits and privileges under the Air Rights Agreement without any further act on the part of Lender or such Person;

(vi) The Air Rights Agreement does not require the consent of any Person for Borrower and Lender to enter into the Mortgage and the other Loan Documents or for Lender to commence a foreclosure action against the Property (or accept a deed-in-lieu of foreclosure) or to thereafter transfer the Property to any other Person;

(vii) To Borrower’s knowledge, there is no default under the Air Rights Agreement and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of the Air Rights Agreement, and the Air Rights Agreement is in full force and effect as of the Closing Date;

(viii) The Air Rights Agreement requires the City of Boston to give to Lender written notice of any default, and provides that no notice of default or termination is effective unless such notice is given to Lender, provided, in each case, the City of Boston has received prior notice that Lender holds a Mortgage on the Property;

(ix) Lender is permitted a reasonable opportunity to cure any default under the Air Rights Agreement which is curable after Lender’s receipt of notice of any default provided the City of Boston has received notice that the Lender holds a mortgage on the Property;

(x) The Air Rights Agreement does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(xi) The Air Rights Agreement does not prohibit or otherwise prevent Loss Proceeds from being held by Lender in the Loss Proceeds Account and applied either to the repair or restoration of the Property or to the payment of the Indebtedness in accordance herewith; and without limiting the foregoing, in the case of a total or substantially total loss or taking, the Air Rights Agreement does not prohibit or prevent the application of the Loss Proceeds to the payment of the Indebtedness; and

(xii) The express terms of the Air Rights Agreement do not permit any Person to terminate the Air Rights Agreement prior to its expiration in 2079; nonetheless, if for any reason, Borrower’s interest in the Property pursuant to the Air Rights Agreement terminates prior to 2079, the City of Boston is required under the Air Rights Agreement to take all necessary action to revert title in Borrower.

Section 4.41. Survival. All of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. On the date of any Securitization, on not less than three days’ prior written notice, Borrower shall deliver to Lender a certification (x) confirming that all of the representations contained in this Agreement are true and correct as of the date of such Securitization, or (y) otherwise specifying any changes in or qualifications to such representations as of such date as may be necessary to make such representations consistent with the facts as they exist on such date.

ARTICLE V

AFFIRMATIVE COVENANTS

Section 5.1. Existence; Licenses. Each Required SPE shall do or cause to be done all things necessary to remain in existence. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect all rights, licenses, Permits, franchises, certificates of occupancy, consents, approvals and other agreements necessary for the continued use and operation of the Property. Each Required SPE shall deliver to Lender a copy of each amendment or other modification to any of its organizational documents promptly after the execution thereof.

Section 5.2. Maintenance of Property.

(a) Borrower shall cause the Property to be maintained in good and safe working order and repair, reasonable wear and tear excepted, and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction, and otherwise in accordance with the terms of the Approved Management Agreement. Borrower and Operating Lessee shall not, and shall not cause or permit Approved Property Manager pursuant to the terms of the Approved Management Agreement, to use, maintain or operate the Property in any manner that constitutes a public or private nuisance or that makes void, voidable, or cancelable, or materially increases the premium of, any insurance then in force with respect thereto. Subject to Section 6.13, no improvements or equipment located at or on the Property shall be removed, demolished or materially altered without the prior written consent of Lender (except for replacement of equipment in the ordinary course of Borrower’s or Operating Lessee’s business with items of the same utility and of equal or greater value and sales or disposition of obsolete equipment no longer needed for the operation of the Property), and Borrower shall from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements to the Property. Borrower and Operating Lessee shall not, and shall not cause or permit Approved Property Manager to, make any change in the use of the Property that would materially increase the risk of fire or other hazard arising out of the operation of the Property, or do or permit to be done thereon anything that may in any way impair the value of the Property in any material respect or the Lien of the Mortgage or otherwise cause or reasonably be expected to result in a Material Adverse Effect. Borrower shall not install or permit to be installed on the Property any underground storage tank. Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

(b) Borrower shall remediate the Deferred Maintenance Conditions within the time periods following the Closing Date as specified in Schedule C hereto (or if no time periods are specified on Schedule C, within 12 months following the Closing Date), subject to Force

Majeure, and upon request from Lender after the expiration of such period shall deliver to Lender an Officer’s Certificate confirming that such remediation has been substantially completed and that all associated expenses have been paid. Borrower shall comply with all material terms of any asbestos operating and maintenance program in effect as of the Closing Date or otherwise required to be implemented by Borrower.

(c) Borrower shall complete the Hyatt PIP Work according to the schedule set forth on Schedule G. Borrower shall commence the Hyatt PIP Elevator Work no later than September 30, 2013, and shall complete the Hyatt Pip Elevator Work in accordance with the Hyatt PIP with respect to: (i) a total of 3 of the elevators no later than December 31, 2013, (ii) a total of 6 elevators no later than December 31, 2014, and (iii) all 10 of the elevators no later than December 31, 2015. Borrower shall complete the Hyatt Capital Plan before the Hyatt Capital Plan Completion Date. For the avoidance of doubt, notwithstanding anything contained in the Hyatt PIP to the contrary, no amounts in respect of the Hyatt PIP Work or Hyatt PIP Elevator Work shall be funded from the FF&E Reserve Account.

Section 5.3. Compliance with Legal Requirements. Borrower and Operating Lessee shall comply with, and shall cause the Property to comply with and be operated, maintained, repaired and improved in material compliance with, all Legal Requirements, Insurance Requirements and all material contractual obligations by which Borrower is legally bound.

Section 5.4. Impositions and Other Claims. Except to the extent that Lender is reserving for and paying Taxes pursuant to Section 3.4, Borrower shall pay and discharge all taxes, assessments and governmental charges levied upon it, its income and its assets as and when such taxes, assessments and charges are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the definition of Permitted Encumbrances. Borrower shall file all federal, state and local tax returns and other reports that it is required by law to file. If any law or regulation applicable to Lender, any Note, any of the Collateral or the Mortgage is enacted that deducts from the value of property for the purpose of taxation any Lien thereon, or imposes upon Lender the payment of the whole or any portion of the taxes or assessments or charges or Liens required by this Agreement to be paid by Borrower, or changes in any way the laws or regulations relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Mortgage, the Indebtedness or Lender, then Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or Liens, or reimburse Lender for any amounts paid by Lender. If in the opinion of Lender’s counsel it would be unlawful to require Borrower to make such payment or the making of such payment would result in the imposition of interest beyond the maximum amount permitted by applicable law, Lender may elect to declare all of the Indebtedness to be due and payable 180 days from the giving of written notice by Lender to Borrower.

Section 5.5. Access to Property. Borrower and Operating Lessee shall, and shall cause Approved Property Manager pursuant to the terms of the Approved Management Agreement to, permit agents, representatives and employees of Lender and the Servicer to enter and inspect the Property or any portion thereof, and/or inspect, examine, audit and copy the books and records of Borrower, Operating Lessee and Approved Property Manager (including all recorded data of any kind or nature, regardless of the medium of recording), at such reasonable times as may be requested by Lender upon reasonable advance written notice. If Lender shall determine that an Event of Default exists, the cost of such inspections, examinations, copying or audits shall be borne by Borrower, including the cost of all follow up or additional investigations, audits or inquiries deemed reasonably necessary by Lender. The cost of such inspections, examinations, audits and copying, if not paid for by Borrower following demand, may be added to the Indebtedness and shall bear interest thereafter until paid at the Default Rate. If Borrower prohibits or bars agents, representatives and employees of Lender and the Servicer from entering and inspecting the Property or from inspecting, examining, auditing and copying the books and records of Borrower, Operating Lessee and Approved Property Manager, as required by this Section, for more than five days after a written request is made by Lender to do so, Borrower agrees to pay Lender on demand the sum of $1,000.00 for each day after such five-day period that Borrower so prohibits or bars such inspection, and such sum or sums shall be part of the Indebtedness.

Section 5.6. Cooperate in Legal Proceedings. Except with respect to any claim by Borrower or Operating Lessee against Lender, Borrower and Operating Lessee shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority that may in any way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings.

Section 5.7. Leases.

(a) Borrower shall furnish Lender with executed copies of all Leases. All new Leases and renewals or amendments of Leases must (i) be entered into on an arms-length basis with Tenants that are not affiliates of Borrower and whose identity and creditworthiness is appropriate for tenancy in property of comparable quality, (ii) provide for rental rates and other economic terms that, taken as a whole, are at least equivalent to then-existing market rates, based on the applicable market, and otherwise contain terms and conditions that are commercially reasonable, (iii) have an initial term of not more than 10 years, (iv) not reasonably be expected to result in a Material Adverse Effect and (v) be subject and subordinate to the Loan and contain provisions for the agreement by the Tenant thereunder to attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Property by any purchaser at a foreclosure sale.

(b) Any Lease that does not conform to the standards set forth in Section 5.7(a) shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. In addition, all new Leases that are Major Leases, and all terminations, renewals and material amendments of Major Leases, and any surrender of rights under any Major Lease, shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) Borrower and Operating Lessee shall (i) observe and punctually perform all the material obligations imposed upon the lessor under the Leases; (ii) enforce all of the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof, except that Borrower may terminate any Lease following a material default thereunder by the respective Tenant; (iii) not collect any of the rents thereunder more than one month in advance; (iv) not execute any assignment of lessor’s interest in the Leases or associated rents other than the assignment of rents and leases under the Mortgage; (v) not cancel or terminate any guarantee of any of the Major Leases without the prior written consent of Lender; and (vi) not permit any subletting of any space covered by a Lease or an assignment of the Tenant’s rights under a Lease, except in strict accordance with the terms of such Lease.

(d) Security deposits of Tenants under all Leases shall be held in compliance with Legal Requirements and any provisions in Leases relating thereto. Borrower or Operating Lessee shall maintain books and records of sufficient detail to identify all security deposits of Tenants separate and apart from any other payments received from Tenants. Subject to Legal Requirement, any bond or other instrument held by Borrower or Operating Lessee in lieu of cash security shall name Lender as payee or mortgagee thereunder or be fully assignable to Lender. Borrower hereby pledges to Lender each such bond or other instrument as security for the Indebtedness. Upon the occurrence of an Event of Default, Borrower shall, upon Lender’s request, deposit with Lender in an Eligible Account pledged to Lender an amount equal to the aggregate security deposit of the Tenants (and any interest theretofore earned on such security deposits and actually received by Borrower or Operating Lessee), and any such bonds, that Borrower had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease (and failure to do so shall constitute a misappropriation of funds pursuant to Section 9.19(b)).

(e) Borrower shall promptly deliver to Lender a copy of each written notice from a Tenant under any Major Lease claiming that Borrower or Operating Lessee is in default in the performance or observance of any of the material terms, covenants or conditions thereof to be performed or observed by Borrower or Operating Lessee. Borrower shall use commercially reasonable efforts to provide in each Major Lease executed after the Closing Date to which Borrower or Operating Lessee is a party that any Tenant delivering any such notice shall send a copy of such notice directly to Lender.

Section 5.8. Plan Assets, etc. Borrower and Operating Lessee will do, or cause to be done, all things necessary to ensure that neither Borrower nor Operating Lessee will be deemed to hold Plan Assets at any time.

Section 5.9. Further Assurances. Borrower and Operating Lessee shall, at Borrower’s sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other instruments, agreements, certificates and documents (including amended or replacement mortgages), and Borrower hereby consents to the filing by Lender of any Uniform Commercial Code financing statements, in each case as Lender may reasonably request to evidence, confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower and the rights of Lender under the Loan Documents and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably request from time to time. Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower and

Operating Lesse shall (and, use reasonable efforts to cause Approved Property Manager pursuant to the terms of the Approved Management Agreement to), at its sole cost and expense, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Collateral. Borrower hereby authorizes and appoints Lender as its attorney-in-fact to, during the continuance of an Event of Default, execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should Borrower fail to do so itself in violation of this Agreement or the other Loan Documents following written request from Lender, in each case without the signature of Borrower. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section.

Section 5.10. Management of Collateral.

(a) The Property shall be managed at all times by an Approved Property Manager pursuant to an Approved Management Agreement. Pursuant to the Subordination of Property Management Agreement or Agreements, each Approved Property Manager shall agree that its Approved Management Agreement and all accrued incentive fees payable to the Approved Property Manager thereunder (as opposed to incentive fees paid currently) are subject and subordinate to the Indebtedness. In the event Hyatt shall cease to be the Approved Property Manager, Borrower may appoint a replacement Approved Property Manager to manage the Property pursuant to an Approved Management Agreement, and such successor manager shall execute for Lender’s benefit a subordination and non-disturbance of property management agreement in form and substance reasonably satisfactory to Lender. The per annum base management fees of the Approved Property Manager shall not, at any time, exceed the Maximum Management Fee.

(b) Borrower shall cause each Approved Property Manager (including any successor Approved Property Manager) to maintain at all times worker’s compensation insurance as required by Governmental Authorities.

(c) Borrower shall notify Lender in writing of any default of Borrower, Operating Lessee or the Approved Property Manager under the Approved Management Agreement, after the expiration of any applicable cure periods, of which Borrower has actual knowledge. Lender shall have the right, after reasonable notice to Borrower and in accordance with the Subordination of Management Agreement, to cure defaults of Borrower or Operating Lessee under the Approved Management Agreement. Any out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower upon demand by Lender.

(d) During the continuance of a material default by the Approved Property Manager under the Approved Management Agreement (after the expiration of any applicable notice and/or cure periods), or if the Approved Property Manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the Approved Property Manager’s assets or the Approved Property Manager makes an assignment for the benefit of creditors, or if the Approved Property Manager is adjudicated insolvent, then, in any such case,

Lender shall have the right to require Borrower to exercise any and all available remedies under the Approved Management Agreement, and if the exercise of such remedies shall result in the termination of the Approved Management Agreement, engage an Approved Property Manager reasonably acceptable to Lender to serve as replacement Approved Property Manager pursuant to an Approved Management Agreement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Lender’s approval of any replacement Approved Management Agreement shall be subject to such agreement providing for a cash management system that is reasonably acceptable to Lender and, as a condition to Lender’s approval of any replacement Approved Management Agreement, Lender may require this Agreement and the Cash Management Agreement to be amended to the extent required to conform such agreements to any such cash management system; provided, however, if the replacement Approved Property Manager shall be Hilton, Marriott or Starwood, then the cash management provisions contained in this Agreement as of the Closing Date shall apply with respect to the Hilton, Marriott or Starwood replacement Approved Property Management Agreement, as the case may be, and Lender shall not require that the cash management provisions contained in this Agreement and the Cash Management Agreement be amended.

Section 5.11. Notice of Material Event. Borrower shall give Lender prompt notice (containing reasonable detail) of (i) any material change in the financial or physical condition of the Property, as reasonably determined by Borrower, including the termination or cancellation of any Major Lease and the termination or cancellation of terrorism or other insurance required by this Agreement, (ii) any notice from the Approved Property Manager, to the extent such notice relates to a matter that is reasonably expected to result in a Material Adverse Effect, (iii) to the extent Borrower has knowledge thereof, any litigation or governmental proceedings pending or threatened in writing against Borrower, Operating Lessee or the Property that is reasonably expected to result in a Material Adverse Effect, (iv) the insolvency or bankruptcy filing of any Required SPE, Sponsor or an affiliate of any of the foregoing and (v) any other circumstance or event reasonably expected to result in a Material Adverse Effect. Borrower and/or Operating Lessee shall deliver to Lender, within five Business Days of receipt thereof, the periodic reports regarding the Property, if any, delivered to Borrower and/or Operating Lessee by Approved Property Manager.

Section 5.12. Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each Fiscal Year, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, annual financial statements of Borrower and Operating Lessee, including a balance sheet and operating statement of Borrower and Operating Lessee as of the end of such year, together with related statements of operations and equityholders’ capital and cash flow for such Fiscal Year, audited by a “Big Four” accounting firm whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of Borrower as a going concern. Together with Borrower’s annual financial statements, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:

(i) a statement of cash flows and income and expenses in the format set forth in the most recent Uniform System of Accounts (as shown on Exhibit B);

(ii) then current rent roll, average daily room rates, sales reports, Smith Travel Reports and occupancy reports; and

(iii) such other information as Lender shall reasonably request.

Section 5.13. Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including year-end), Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to Borrower and Operating Lessee, including a balance sheet and operating statement of Borrower and Operating Lessee as of the end of such Fiscal Quarter, which statements shall include income and expenses in the format set forth in the most recent Uniform System of Accounts (as shown on Exhibit B) and be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such quarterly report shall be accompanied by the following, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:

(i) a statement in reasonable detail that calculates Net Operating Income for each of the Fiscal Quarters in the Test Period ending in such Fiscal Quarter, in the case of each such Fiscal Quarter, ending at the end thereof;

(ii) copies of each of the Leases signed during such quarter;

(iii) then current rent roll, average daily room rates, sales reports, Smith Travel Reports and occupancy reports;

(iv) a reasonably detailed report of Borrower’s progress on the Hyatt Capital Plan and Hyatt PIP, including information regarding whether the deadlines set forth on Schedule G hereto have been met; and

(v) such other information as Lender shall reasonably request.

Section 5.14. Monthly Financial Statements.

(a) Until the occurrence of a Securitization and during the continuance of a Trigger Period or an Event of Default (or, in the case of item (iii) below, at all times), Borrower shall furnish within 30 days after the end of each calendar month (other than the calendar month immediately following the final calendar month of any Fiscal Year or Fiscal Quarter), in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to Borrower and Operating Lessee, including a balance sheet and operating statement as of the end of such month, which statements shall include income and expenses in the format set forth in the most recent Uniform System of Accounts (as shown on Exhibit B) and be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such monthly report shall be accompanied by the following:

(i) a summary of Leases signed during such month, which summary shall include the Tenant’s name, lease term, base rent, escalations, Tenant Improvements, leasing commissions paid, free rent and other concessions;

(ii) then current rent roll, average daily room rates, sales reports, Smith Travel Reports and occupancy reports; and

(iii) such other information as Lender shall reasonably request.

(b) If Borrower fails to provide to Lender the financial statements and other information specified in Sections 5.12, 5.13 and this Section within the respective time period specified in such Sections, then if Borrower fails to provide such financial statements within five Business Days following written notice from Lender, (i) such failure shall, at Lender’s election, constitute an Event of Default, and/or (ii) a Trigger Period shall be deemed to have commenced for all purposes hereunder and shall continue until such failure is remedied and the financial statements delivered to Lender evidence that no Trigger Period is in effect.

Section 5.15. Insurance.

(a) Borrower shall obtain and maintain with respect to the Property, for the mutual benefit of Borrower and Lender at all times, the following policies of insurance:

(i) insurance against loss or damage by standard perils included within the classification “All Risks Special Form Cause of Loss”, including coverage for damage caused by windstorm (including named storm) and hail. Such insurance shall (A) be in an amount equal to the full insurable value on a replacement cost basis of the Property and all related furniture, furnishings, equipment and fixtures (without deduction for physical depreciation); (B) have deductibles acceptable to Lender (but in any event not in excess of $50,000, except in the case of windstorm and earthquake coverage, which shall have deductibles not in excess of 5% of the total insurable value of the Property); (C) be paid annually in advance; (D) contain a “Replacement Cost Endorsement” with a waiver of depreciation and an “Agreed Upon Amount Endorsement” waiving all coinsurance provisions; (E) include ordinance or law coverage on a replacement cost basis, with no co-insurance provisions, containing Coverage A: “Loss Due to Operation of Law” (with a limit equal to replacement cost), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages with a combined limit of no less than $100,000,000 or such lesser amounts as Lender may require in its sole discretion; (F) permit that the improvements and other property covered by such insurance be rebuilt at another location in the event that such improvements and other property cannot be rebuilt at the location on which they are situated as of the date hereof. If such insurance excludes mold, then Borrower shall implement a mold prevention program satisfactory to Lender;

(ii) if any material portion of the Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, flood insurance in an amount equal to the maximum limit of coverage available under the National Flood Insurance Program, plus such additional excess limits as shall be reasonably requested by Lender, with a deductible not in excess of $25,000;

(iii) commercial general liability insurance, including broad form coverage of property damage, blanket contractual liability and personal injury (including bodily injury and death), to be on the so-called “occurrence” form containing minimum limits per occurrence of not less than $1,000,000 with not less than a $2,000,000 general aggregate for any policy year (with a per location aggregate, or a $35,000,000 general aggregate, if the Property is on a blanket policy), with a deductible not in excess of $50,000. In addition, at least $50,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys’ fees and disbursements, with a deductible not in excess of $50,000;

(iv) rental loss and/or business interruption insurance covering actual loss sustained during restoration from all risks required to be covered by the insurance provided for herein, including clauses (i), (ii), (v), (vii), (viii) and (ix) of this Section, and covering the period from the date of any Casualty to the date that the Property is repaired or replaced and operations are resumed (regardless of the length of such period), and containing an extended period of indemnity endorsement covering the 12 month period commencing on the date on which the Property has been restored, as reasonably determined by the applicable insurer (even if the policy will expire prior to the end of such period), with a deductible not in excess of $50,000, except in the case of windstorm and earthquake coverage, which shall have deductibles not in excess of 5% of the total insurable value of the Property. The amount of such insurance shall be increased from time to time as and when the gross revenues from the Property increase;

(v) insurance against loss or damage from (A) leakage of sprinkler systems, if not provided by the policy required by Section 5.15(a)(i), and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available and are generally required by institutional lenders for properties comparable to the Property, in each case, with a deductible not in excess of $50,000;

(vi) worker’s compensation insurance with respect to all employees of Borrower as and to the extent required by any Governmental Authority or Legal Requirement and employer’s liability coverage of at least $1,000,000 (if applicable);

(vii) during any period of repair or restoration, and only if the property and liability coverage forms do not otherwise apply, owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance provided for in Section 5.15(a)(iii). The insurance provided for in Section 5.15(a) shall (1) be written in a so-called builder’s risk completed value form or equivalent coverage, including coverage for 100% of the total costs of construction on a non-reporting basis and against all risks insured against pursuant to clauses (i), (ii), (iv), (v), (viii) and (ix) of Section 5.15(a), (2) shall include permission to occupy the Property, and (3) shall contain an agreed amount endorsement waiving co-insurance provisions;

(viii) if required by Lender, earthquake insurance (A) with minimum coverage equivalent to the greater of 1.0x SUL (scenario upper loss) and 1.5x SEL (scenario expected loss) multiplied by the full replacement cost of the building plus business income, (B) having a deductible not in excess of 5% of the total insurable value of the Property, and (C) if the Property is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage in amounts as required by Lender;

(ix) so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) or a similar or subsequent statute is in effect, terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Property (plus twelve months of business interruption coverage). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, Borrower shall be required to carry terrorism insurance throughout the term of the Loan as required by the preceding sentence, but in such event Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required hereunder (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, such insurance shall not have a deductible in excess of $50,000;

(x) liquor liability insurance in an amount of at least $10,000,000 or in such greater amount as may be required by applicable Legal Requirements against claims or liability arising directly or indirectly to persons or property on account of the sale or dispensing of alcoholic beverages at the Property and public liability insurance in an amount of at least $10,000,000 or in such greater amount as may be required by applicable Legal Requirements providing coverage against such claims or liability;

(xi) if applicable, crime coverage in an amount not less than $2,000,000 to protect against employee dishonesty and related incidents;

(xii) motor vehicle liability coverage for all owned and non owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000.00 (if applicable); and

(xiii) such other insurance as may from time to time be reasonably requested by Lender.

(b) All policies of insurance (the “Policies”) required pursuant to this Section shall be issued by one or more insurers having a claims-paying ability of at least “A” by S&P (or “Api” with respect to FM Global companies) and “A2” by Moody’s, if Moody’s rates such insurer and is rating the Certificates, or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P (or “Api” with respect to FM Global companies) and “A2” by Moody’s, if Moody’s rates such insurer and is rating the Securities, and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer and is rating the Securities). Notwithstanding the foregoing, for no greater than ten percent (10%) of the coverage (other than the primary layer of insurance coverage), if S&P and/or Moody’s do not provide a rating for an insurance company, then an AM Best rating of not less than A-VIII shall be permitted. For the avoidance of doubt, the carriers providing coverage under the policies as evidenced on the certificates of insurance provided by Borrower as of the date hereof shall be deemed in compliance with the requirements herein.

(c) All Policies required pursuant to this Section:

(i) shall contain deductibles that, in addition to complying with any other requirements expressly set forth in Section 5.15(a), are approved by Lender (such approval not to be unreasonably withheld, delayed or conditioned, but subject to the requirements of each Rating Agency) and are no larger than is customary for similar policies covering similar properties in the geographic market in which the Property is located but in no event in excess of $50,000 (except in the case of windstorm and earthquake coverage which shall have deductibles not in excess of 5% of the total insurable value of the Property);

(ii) shall be maintained throughout the term of the Loan without cost to Lender and shall name Borrower as the named insured;

(iii) with respect to casualty policies, shall contain a standard noncontributory mortgagee clause naming Lender and its successors and assigns as their interests may appear as first mortgagee and loss payee;

(iv) with respect to liability policies, shall name Lender and its successors and assigns as their interests may appear as additional insureds;

(v) with respect to rental or business interruption insurance policies, shall name Lender and its successors and assigns as their interests may appear as loss payee;

(vi) shall contain an endorsement providing that neither Borrower nor Lender nor any other party shall be a co-insurer under said Policies;

(vii) with respect to the casualty and rental or business interruption insurance policies, shall contain an endorsement or other provision providing that Lender shall receive at least 30 days’ prior written notice of any cancellation thereof;

(viii) shall contain an endorsement providing that no act or negligence of Borrower or of a Tenant or other occupant or any foreclosure or other proceeding or notice of sale relating to the Property shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;

(ix) shall provide that Lender shall not be liable for any insurance premiums thereon or subject to any assessments thereunder;

(x) shall contain a waiver of subrogation against Lender;

(xi) may be in the form of a blanket policy, provided that Borrower shall provide evidence satisfactory to Lender that the insurance premiums for the Property are separately allocated under such Policy to the Property, and such blanket policy shall provide the same protection as would a separate Policy as reasonably determined by Lender; and

(xii) shall otherwise be reasonably satisfactory in form and substance to Lender and shall contain such other provisions as Lender deems reasonably necessary or desirable to protect its interests.

(d) Except to the extent that Lender is reserving for and paying insurance premiums pursuant to Section 3.4, Borrower shall pay the premiums for all Policies as the same become due and payable. Not later than 30 days prior to the expiration date of each Policy, Borrower shall deliver to Lender evidence, reasonably satisfactory to Lender, of its renewal. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. Within 30 days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

(e) Borrower shall not procure any other insurance coverage that would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies. If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect when and as required hereunder, Lender shall have the right to take such action as Lender deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate (but limited to the coverages and amounts required hereunder). All premiums, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, and shall bear interest at the Default Rate.

(f) In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Indebtedness, all right, title and interest of Borrower in and to the Policies then in force with respect to the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title.

Section 5.16. Casualty and Condemnation.

(a) Borrower shall give prompt notice to Lender of any Casualty or Condemnation or of the actual or threatened commencement of proceedings that would result in a Condemnation

(b) Lender may participate in any proceedings for any taking by any public or quasi-public authority accomplished through a Condemnation or any transfer made in lieu of or in anticipation of a Condemnation, to the extent permitted by law. Upon Lender’s request, Borrower shall deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its sole cost and expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Borrower shall not consent or agree to a Condemnation or action in lieu thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld, delayed or conditioned in the case of a taking of an immaterial portion of the Property.

(c) Lender may (x) jointly with Borrower settle and adjust any claims, (y) during the continuance of an Event of Default, settle and adjust any claims without the consent or cooperation of Borrower, or (z) allow Borrower to settle and adjust any claims; except that if no Event of Default is continuing, Borrower may settle and adjust claims aggregating not in excess of the Threshold Amount if such settlement or adjustment is carried out in a competent and timely manner, but Lender shall be entitled to collect and receive (as set forth below) any and all Loss Proceeds. The reasonable expenses incurred by Lender in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to Lender upon demand therefor.

(d) All Loss Proceeds from any Casualty or Condemnation shall be immediately deposited into the Loss Proceeds Account (monthly rental loss/business interruption proceeds to be initially deposited into the Loss Proceeds Account and subsequently deposited into the Cash Management Account in installments as and when the lost rental income covered by such proceeds would have been payable). Following the occurrence of a Casualty, Borrower, regardless of whether proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the Property to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations. If any Condemnation or Casualty occurs as to which, in the reasonable judgment of Lender:

(i) in the case of a Casualty, the cost of restoration would not exceed 25% of the Loan Amount and the Casualty does not render untenantable, or result in the cancellation of Leases covering, more than 25% of the gross rentable area of the Property, or result in cancellation of Leases covering more than 25% of the base contractual rental revenue of the Property;

(ii) in the case of a Condemnation, the Condemnation does not render untenantable, or result in the cancellation of Leases covering, more than 15% of the gross rentable area of the Property;

(iii) restoration of the Property is reasonably expected to be completed prior to the expiration of rental interruption insurance and at least 90 days prior to the Maturity Date;

(iv) after such restoration, the fair market value of the Property is reasonably expected to equal at least the fair market value of the Property immediately prior to such Condemnation or Casualty; and

(v) all necessary approvals and consents from Governmental Authorities will be obtained to allow the rebuilding and re-occupancy of the Property;

or if Lender otherwise elects to allow Borrower to restore the Property, then, provided no Event of Default is continuing, the Loss Proceeds after receipt thereof by Lender and reimbursement of any reasonable expenses incurred by Lender in connection therewith shall be applied to the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Casualty or Condemnation, in the manner set forth below (and Borrower shall commence, as promptly and diligently as practicable, to prosecute such restoring, repairing, replacing or rebuilding of the Property in a workmanlike fashion and in accordance with applicable law to a status at least equivalent to the quality and character of the Property immediately prior to the Condemnation or Casualty). Provided that no Event of Default shall have occurred and be then continuing, Lender shall disburse such Loss Proceeds to Borrower upon Lender’s being furnished with (i) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, (ii) funds, or assurances reasonably satisfactory to Lender that such funds are available and sufficient in addition to any remaining Loss Proceeds, to complete the proposed restoration (including for any reasonable costs and expenses of Lender to be incurred in administering such restoration) and for payment of the Indebtedness as it becomes due and payable during the restoration, and (iii) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably request; and Lender may, in any event, require that all plans and specifications for restoration reasonably estimated by Lender to exceed the Threshold Amount be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld, delayed or conditioned). If Lender reasonably estimates that the cost to restore will exceed the Threshold Amount, Lender may retain a local construction consultant to inspect such work and review Borrower’s request for payments and Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and expenses of such consultant (which fees and expenses shall constitute Indebtedness). No payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on the anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration. Funds other than Loss Proceeds shall be disbursed prior to disbursement of such Loss Proceeds, and at all times the undisbursed balance of such proceeds remaining in the Loss Proceeds Account, together with any additional funds irrevocably and unconditionally deposited therein or irrevocably and unconditionally committed for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration free and clear of all Liens or claims for Lien.

(e) Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable to Lender in connection with the Property. Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an Appraisal on behalf of Lender) out of such Loss Proceeds or, if insufficient for such purpose, by Borrower. Borrower hereby irrevocably constitutes and appoints Lender as the attorney-in-fact of Borrower for matters in excess of the Threshold Amount with respect to the Property, with full power of substitution, subject to the terms of this Section, to settle for, collect and receive all Loss Proceeds and any other awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittance therefor (which power of attorney shall be irrevocable so long as any of the Indebtedness is outstanding, shall be deemed coupled with an interest, and shall survive the voluntary or involuntary dissolution of Borrower).

(f) If Borrower is not entitled to apply Loss Proceeds toward the restoration of the Property pursuant to Section 5.16(d) and Lender elects not to permit such Loss Proceeds to be so applied, such Loss Proceeds shall be applied on the first Payment Date following such election to the prepayment of the Principal Indebtedness and shall be accompanied by interest through the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding for the entire Interest Accrual Period). If the Note has been bifurcated into multiple Notes or Note Components pursuant to Section 1.1(c), all prepayments of the Loan made by Borrower in accordance with this Section shall be applied to the Notes or Note Components on a pro rata basis in accordance with their then outstanding principal balances, so long as no Event of Default is continuing.

(g) Notwithstanding the foregoing provisions of this Section, if the Loan is included in a REMIC and immediately following a release of any portion of the applicable Property from the Lien of the Loan Documents in connection with a Casualty or Condemnation the Loan would fail to satisfy a Lender 80% Determination (taking into account the planned restoration of the Property), then Borrower shall prepay the Principal Indebtedness in accordance with Section 5.16(f) in an amount equal to either (i) so much of the Loss Proceeds as are necessary to cause the Lender 80% Determination to be satisfied, or if the aggregate Loss Proceeds are insufficient for such purpose, then 100% of such Loss Proceeds, or (ii) a lesser amount, provided that Borrower delivers to Lender an opinion of counsel, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining that such release of Property from the Lien does not cause any portion of the Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code.

Section 5.17. Annual Budget. At least 30 days prior to the commencement of each Fiscal Year during the term of the Loan, and within 30 days after the commencement of any Trigger period or Event of Default, Borrower shall deliver to Lender an Annual Budget for the Property for the ensuing Fiscal Year and, promptly after preparation thereof, any subsequent revisions to the Annual Budget, which delivery shall be for informational purposes only so long as no Trigger Period or Event of Default is continuing. During the continuance of any Trigger Period or Event of Default, such Annual Budget and any revisions thereto shall be subject to Lender’s approval, not to be unreasonably withheld (the Annual Budget, as so approved, the “Approved Annual Budget”). Borrower shall not amend any Approved Annual Budget more than once in any 60-day period. For so long as Lender shall withhold its consent to any Annual Budget or any revisions thereto, the Annual Budget in effect prior to any such request for approval shall remain in effect.

Section 5.18. Nonbinding Consultation. Lender shall have the right to consult with and advise Borrower regarding significant business activities and business and financial developments of Borrower and Operating Lessee, provided that any such advice or consultation or the result thereof shall be completely nonbinding on Borrower.

Section 5.19. Compliance with Encumbrances and Material Agreements. Borrower, with respect to Borrower, and Operating Lessee, with respect to Operating Lessee, covenant and agree as follows:

(i) Borrower and Operating Lessee shall comply with all material terms, conditions and covenants of each Material Agreement and each material Permitted Encumbrance, including any reciprocal easement agreement, ground lease, declaration of covenants, conditions and restrictions, and any condominium arrangements.

(ii) Borrower and Operating Lessee shall promptly deliver to Lender a true and complete copy of each and every notice of default received by Borrower or Operating Lessee with respect to any obligation of such Borrower or Operating Lessee under the provisions of any Material Agreement and/or material Permitted Encumbrance.

(iii) Borrower and Operating Lessee shall deliver to Lender copies of any written notices of default or event of default relating to any Material Agreement and/or material Permitted Encumbrance served by Borrower.

(iv) Without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, Borrower and Operating Lessee shall not grant or withhold any material consent, approval or waiver under any Material Agreement or material Permitted Encumbrance unless no Event of Default is continuing and the same would not be reasonably likely to have a Material Adverse Effect.

(v) At Lender’s request, Borrower shall deliver to each other party to a material Permitted Encumbrance and any Material Agreement notice of the identity of Lender and each assignee of Lender of which Borrower is aware if such notice is required in order to protect Lender’s interest thereunder.

(vi) Borrower shall, and shall cause Operating Lessee to, enforce, short of termination thereof, the performance and observance of each and every material term, covenant and provision of each Material Agreement and material Permitted Encumbrance to be performed or observed, if any.

Section 5.20. Prohibited Persons. No Required SPE or any of their direct or indirect equityholders (excluding holders of publicly traded shares) shall (i) knowingly conduct any business, or engage in any transaction or dealing, with any Embargoed Person, including the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Embargoed Person, or (ii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Federal Trade Embargo. Borrower shall cause the representation set forth in Section 4.39 to remain true and correct at all times.

Section 5.21. Operating Lease.

(i) Operating Lessee shall comply with the affirmative and negative covenants relating to the Operating Lessee contained in this Agreement, and no Default hereunder shall be excused by virtue of the fact that such Default was caused by Operating Lessee. Lender acknowledges that Operating Lessee is not liable for the Indebtedness.

(ii) Notwithstanding anything to the contrary contained herein, Borrower shall cause the Operating Lease, to remain in effect in accordance with its terms so long as any portion of the Indebtedness is outstanding; provided, however, that Borrower shall have the right to terminate the Operating Lease if: (a) no Event of Default is then continuing or would result therefrom; (b) all of Operating Lessee’s tangible and intangible assets (including, without limitation, all of Operating Lessee’s right, title and interest in, to and under the Approved Management Agreement and all licenses, permits, contract rights and FF&E) shall have been transferred to Borrower in a manner reasonably satisfactory to Lender, and, if requested by Lender, reasonably satisfactory legal opinions shall have been delivered with respect thereto; (c) no Material Adverse Effect would result therefrom; and (d) without duplication, Borrower shall have paid all reasonable out-of-pocket costs and expenses of Lender (including reasonable attorney’s fees) incurred by Lender in connection therewith.

(iii) Notwithstanding anything to the contrary herein or in any other Loan Documents or in the Operating Lease, upon conveyance of the Property by foreclosure or deed in lieu of foreclosure, Lender may, at its sole option and regardless of whether Operating Lessee is in default or compliance with the terms of the Operating Lease, terminate the Operating Lease without payment of any termination fee, penalty or other amount, such termination to be effective upon such conveyance or such later date as Lender shall determine in its sole discretion. In addition, upon acceleration of the Loan, Lender may, at its sole option and regardless of whether Operating Lessee is in default or compliance with the terms of the Operating Lease, deliver a termination notice to Borrower and Operating Lessee terminating the Operating Lease without payment of any termination fee, penalty or other amount, such termination to be effective upon the conveyance of the Property by foreclosure or deed in lieu of foreclosure.

(iv) Operating Lessee hereby consents to the Loan and acknowledges that it derives substantial benefit from the making thereof. Borrower acknowledges that, pursuant to the Operating Lease, all amounts remitted to Lender or deposited into the Cash Management Account by the Approved Property Manager or Operating Lessee shall be credited against any rent payable by the Operating Lessee to Borrower under the Operating Lease.

ARTICLE VI

NEGATIVE COVENANTS

Section 6.1. Liens on the Collateral. No Required SPE shall permit or suffer the existence of any Lien on any of its assets, other than Permitted Encumbrances.

Section 6.2. Ownership. Neither Borrower nor Operating Lessee shall own any assets other than the Property and related personal property and fixtures located therein or used in connection therewith.

Section 6.3. Transfer; Prohibited Change of Control. Neither Borrower nor Operating Lessee shall Transfer any Collateral other than in compliance with Article II and other than the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business, and neither Borrower nor Operating Lessee shall hereafter file a declaration of condominium with respect to the Property. No Prohibited Change of Control or Prohibited Pledge shall occur.

Section 6.4. Debt. Neither Borrower nor Operating Lessee shall have any Debt, other than Permitted Debt.

Section 6.5. Dissolution; Merger or Consolidation. No Required SPE shall dissolve, terminate, liquidate, merge with or consolidate into another Person without first causing the Loan to be assumed by a Successor Borrower or Successor Operating Lessee, as the case may be, pursuant to Section 2.2.

Section 6.6. Change in Business. Neither Borrower nor Operating Lessee shall make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

Section 6.7. Debt Cancellation. Neither Borrower nor Operating Lessee shall cancel or otherwise forgive or release any material claim or Debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.

Section 6.8. Affiliate Transactions. Neither Borrower nor Operating Lessee shall enter into, or be a party to, any transaction with any affiliate of Borrower and/or Operating Lessee, except on terms that are intrinsically fair, commercially reasonable and substantially similar to those that Borrower or Operating Lessee would have obtained in a comparable arm’s length transaction with an unrelated third party.

Section 6.9. Misapplication of Funds. Neither Borrower nor Operating Lessee shall (a) distribute any Revenue or Loss Proceeds in violation of the provisions of this Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower becomes aware), (b) fail to remit amounts to the Cash Management Account as required by Section 3.1, (c) make any distributions to equityholders during the continuance of a Trigger Period or Event of Default, or (d) misappropriate any security deposit or portion thereof.

Section 6.10. Jurisdiction of Formation; Name. Neither Borrower nor Operating Lessee shall change its jurisdiction of formation, its jurisdiction of fiscal residence or name without receiving Lender’s prior written consent and promptly providing Lender such information and replacement Uniform Commercial Code financing statements and legal opinions as Lender may reasonably request in connection therewith.

Section 6.11. Modifications and Waivers. Unless otherwise consented to in writing by Lender:

(i) Borrower and/or Operating Lessee shall not amend, modify, terminate, renew, or surrender any rights or remedies under any Lease, or enter into any Lease, except in compliance with Section 5.7, provided that Lender’s consent to the foregoing shall not be unreasonably withheld, delayed or conditioned;

(ii) No Required SPE shall terminate, amend or modify its organizational documents (including any operating agreement, limited partnership agreement, by-laws, certificate of formation, certificate of limited partnership or certificate of incorporation), provided that Lender’s consent to any such amendment or modification shall not be be unreasonably withheld, delayed or conditioned, to the extent the same does not affect such Required SPE’s status and a Single-Purpose Entity or otherwise have a Material Adverse Effect;

(iii) Borrower and/or Operating Lessee shall not terminate, amend or modify the Approved Management Agreement in any manner which would have a Material Adverse Effect;

(iv) Borrower and Operating Lessee shall not (x) enter into any Material Agreement, or amend, modify, surrender or waive any material rights or remedies under any Material Agreement, except, in each case, on arms-length commercially reasonable terms, (y) terminate any Material Agreement without the consent of Lender (such consent not to be unreasonably withheld, delayed or conditioned), or (y) default in its obligations under any Material Agreement in any manner that would result in the termination of such Material Agreement, the creation of any Lien (other than a Permitted Lien) or otherwise have a Material Adverse Effect; and

(v) Notwithstanding anything to the contrary contained herein, Borrower shall not amend or modify the Air Rights Agreement in any manner that could have a Material Adverse Effect, or terminate the Air Rights Agreement or take any action or fail to take any action that could result in the termination thereof (and any such amendment, modification, termination, action or failure to act in violation hereof shall constitute “willful misconduct” under Section 9.19(b)(iii) hereof).

Section 6.12. ERISA.

(a) Neither Borrower nor Operating Lessee shall maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.

(b) Neither Borrower nor Operating Lessee shall engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Mortgage or any other Loan Document) to be a non-exempt prohibited transaction under such provisions.

Section 6.13. Alterations and Expansions. During the continuance of any Trigger Period or Event of Default, Borrower and Operating Lessee shall not incur or contract to incur any capital improvements requiring Capital Expenditures that are not consistent with the Approved Annual Budget. Borrower and Operating Lessee shall not perform, undertake, contract to perform or consent to any Material Alteration without the prior written consent of Lender, which consent (in the absence of an Event of Default) shall not be unreasonably withheld, delayed or conditioned, but may be conditioned on the delivery of additional collateral in the form of cash or cash equivalents acceptable to Lender in respect of the amount by which any such Material Alteration exceeds the Threshold Amount. If Lender’s consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant to review such request and, if such request is granted, Lender may retain a construction consultant to inspect the work from time to time. Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and disbursements of such consultant.

Section 6.14. Advances and Investments. Neither Borrower nor Operating Lessee shall lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person.

Section 6.15. Single-Purpose Entity. Neither Borrower nor Operating Lessee shall cease to be a Single-Purpose Entity. Neither Borrower nor Operating Lessee shall remove or replace any Independent Director without Cause and without providing at least two Business Days’ advance written notice thereof to Lender and the Rating Agencies.

Section 6.16. Zoning and Uses. Neither Borrower nor Operating Lessee shall do any of the following without the prior written consent of Lender:

(i) initiate or support any limiting change in the permitted uses of the Property (or to the extent applicable, zoning reclassification of the Property) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Property, or use or permit the use of the Property in a manner that would result in the use of the Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Lease, Material Agreement or Legal Requirement (and if under applicable zoning ordinances the use of all or any portion of the Property is a nonconforming use, Borrower shall not cause or permit such nonconforming use to be discontinued or abandoned);

(ii) impose or consent to the imposition of any restrictive covenants, easements or encumbrances upon the Property in any manner that is reasonably likely to have a Material Adverse Effect;

(iii) execute or file any subdivision plat affecting the Property, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Property; or

(iv) permit or consent to the Property’s being used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

Section 6.17. Waste. Borrower and Operating Lessee shall not commit or permit any Waste on the Property, nor take any actions that might invalidate any insurance carried on the Property (and Borrower shall promptly correct any such actions of which Borrower becomes aware).

ARTICLE VII

DEFAULTS

Section 7.1. Event of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default that has occurred shall continue unless and until waived by Lender in writing in its sole discretion):

(a) Payment.

(i) Borrower shall default in the payment when due of any principal or interest owing hereunder or under the Notes (including any mandatory prepayment required hereunder); or

(ii) Borrower shall default, and such default shall continue for at least five Business Days after notice to Borrower that such amounts are owing, in the payment when due of fees, expenses or other amounts owing hereunder, under the Notes or under any of the other Loan Documents (other than principal and interest owing hereunder or under the Note).

(b) Representations. Any representation made by Borrower, Sponsor or Operating Lessee in any of the Loan Documents, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect (or, with respect to any representation that itself contains a materiality qualifier, in any respect) as of the date such representation was made.

(c) Other Loan Documents. (i) Any Loan Document shall fail to convey the material Liens, rights, powers and privileges purported to be created thereby (and Borrower fails to correct such defect promptly following written request from Lender); or (ii) a default by Borrower, Operating Lessee or Sponsor shall occur under any of the other Loan Documents beyond the expiration of any applicable cure period; or (iii) a default by Borrower, Operating Lessee, Sponsor or any of their respective affiliates shall occur under any Material Agreements, or a default by Borrower or Operating Lessee shall occur under the Approved Management Agreement, in each case with respect to this clause (iii) beyond the expiration of any applicable cure period and in any manner that would result in the termination of such Material Agreement or Approved Management Agreement, the creation of any Lien (other than Permitted Liens) or otherwise have a Material Adverse Effect.

(d) Bankruptcy, etc.

(i) Any Required SPE shall commence a voluntary case concerning itself under Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);

(ii) any Required SPE shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to such Required SPE, or shall dissolve or otherwise cease to exist;

(iii) there is commenced against any Required SPE an involuntary case under the Bankruptcy Code, or any such other proceeding, which remains undismissed for a period of 60 days after commencement;

(iv) any Required SPE is adjudicated insolvent or bankrupt;

(v) any Required SPE suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of 60 days after commencement of such appointment;

(vi) any Required SPE makes a general assignment for the benefit of creditors; or

(vii) any Required SPE takes any action for the purpose of effecting any of the foregoing.

Each of the foregoing is referred to in this Agreement as a “Bankruptcy Event”.

(e) Prohibited Change of Control.

(i) A Prohibited Change of Control shall occur; or

(ii) Borrower shall fail to deliver any Nonconsolidation Opinion required to be delivered pursuant to Section 2.3.

(f) Equity Pledge; Preferred Equity. Any direct or indirect equity interest in or right to distributions from Borrower or Operating Lessee shall be subject to a Lien in favor of any Person, or Borrower, Operating Lessee or any holder of a direct or indirect interest in Borrower shall issue preferred equity (or debt granting the holder thereof rights substantially similar to those generally associated with preferred equity); except that the following shall be permitted:

(i) any pledge of direct or indirect equity interests in and rights to distributions from a Qualified Equityholder, including a pledge of direct or indirect equity interests in Chesapeake Lodging Trust; and

(ii) the issuance of direct or indirect preferred equity interests (or debt granting the holder thereof rights substantially similar to those generally associated with preferred equity) in a Qualified Equityholder, including the issuance of direct or indirect preferred equity interests in Chesapeake Lodging Trust.

Any act, action or state of affairs that would result in an Event of Default pursuant to this subsection shall be referred to in this Agreement as a “Prohibited Pledge”.

(g) Insurance. Borrower shall fail to maintain in full force and effect all Policies required hereunder.

(h) ERISA; Negative Covenants. A default shall occur in the due performance or observance by Borrower or Operating Lessee of any term, covenant or agreement contained in Section 5.8 or in Article VI.

(i) Legal Requirements. Borrower shall fail to cure properly any violations of Legal Requirements affecting all or any portion of the Property within 30 days after Borrower first receives written notice of any such violations; provided, however, if any such violation is reasonably susceptible of cure, but not within such 30 day period, then Borrower shall be permitted such additional time as permitted by Legal Requirements (but in no event in excess of 90 days) to cure such violation provided that Borrower commences a cure within such initial 30 day period and thereafter diligently and continuously pursues such cure.

(j) Operating Lease. The Operating Lease shall no longer be in effect for any reason whatsoever other than the termination thereof pursuant to Section 5.21(ii) or 5.21(iii), including, without limitation, expiration of the Operating Lease by its terms absent renewal or extension of the Operating Lease or the prior written consent of Lender.

(k) Other Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement (other than those referred to in any other subsection of this Section) contained in this Agreement or in any of the other Loan Documents, except that in the case of a default that can be cured by the payment of money, such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 days after Borrower receives written notice thereof; and in the case of a default that cannot be cured by the payment of money but is susceptible of being cured within 30 days, such default shall not constitute an Event of Default unless and until it remains uncured for 30 days after Borrower receives written notice thereof, provided that within 5 days of its receipt of such written notice, Borrower delivers written notice to Lender of its intention and ability to effect such cure within such 30 day period; and if such non-monetary default is not cured within such 30 day period despite Borrower’s diligent efforts but is susceptible of being cured within 90 days of Borrower’s receipt of Lender’s original notice, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 90 days from Borrower’s receipt of Lender’s original notice, provided that prior to the expiration of the initial 30 day period, Borrower delivers written notice to Lender of its intention and ability to effect such cure prior to the expiration of such 90 day period.

Section 7.2. Remedies.

(a) During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Mortgage and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in paragraph 7.1(d) shall occur, then the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender. Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents.

(b) If Lender forecloses on any Collateral, Lender shall apply all net proceeds of such foreclosure to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the remaining Collateral. At the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Property and applied in reduction of the Indebtedness.

(c) During the continuance of any Event of Default (including an Event of Default resulting from a failure to satisfy the insurance requirements specified herein), Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Lender may enter upon any or all of the Property upon reasonable notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral or to foreclose the Mortgage or collect the Indebtedness. The costs and expenses incurred by Lender in exercising rights under this Section (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Mortgage and other Loan Documents and shall be due and payable to Lender upon demand therefor.

(d) Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.

Section 7.3. Application of Payments after an Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion either toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder) and the Notes or Note Components in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses.

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.1. Conditions Precedent to Closing. This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.3), provided that upon disbursement of the Loan to Borrower all such conditions shall be deemed to have been satisfied or waived:

(a) Loan Documents. Lender shall have received a duly executed copy of each Loan Document. Each Loan Document that is to be recorded in the public records shall be in form suitable for recording.

(b) Collateral Accounts. Each of the Collateral Accounts shall have been established and funded to the extent required under Article III.

(c) Opinions of Counsel. Lender shall have received, in each case in form and substance satisfactory to Lender, (i) a New York legal opinion, (ii) a legal opinion with respect to the laws of the state in which the Property is located, (iii) a bankruptcy nonconsolidation opinion with respect to each Person owning at least a 49% direct or indirect equity interest in any Required SPE, and any affiliated property manager, and (iv) a Delaware legal opinion regarding matters related to Single Member LLC’s.

(d) Organizational Documents. Lender shall have received all documents reasonably requested by Lender relating to the existence of Borrower and Operating Lessee, the validity of the Loan Documents and other matters relating thereto, in form and substance satisfactory to Lender, including:

(i) Authorizing Resolutions. To the extent the required authorizations are not contained directly in the organizational documents of any Required SPE and Sponsor, certified copies of the resolutions authorizing the execution and delivery of the Loan Documents by Sponsor and Borrower.

(ii) Organizational Documents. Certified copies of the organizational documents of Sponsor and each Required SPE (including any certificate of formation, certificate of limited partnership, certificate of incorporation, operating agreement, limited partnership agreement or by-laws), in each case together with all amendments thereto.

(iii) Certificates of Good Standing or Existence. Certificates of good standing or existence for Sponsor and each Required SPE issued as of a recent date by its state of organization and, for Borrower and Operating Lessee, by the state in which the Property is located.

(e) Lease; Material Agreements. Lender shall have received true, correct and complete copies of all Leases and all Material Agreements.

(f) Lien Search Reports. Lender shall have received satisfactory reports of Uniform Commercial Code, tax lien, bankruptcy and judgment searches conducted by a search firm acceptable to Lender with respect to the Property, Sponsor, each Required SPE and Borrower’s immediate predecessor, if any, such searches to be conducted in such locations as Lender shall have requested.

(g) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after the execution and delivery of this Agreement.

(h) No Injunction. No Legal Requirement shall exist, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transaction.

(i) Representations. The representations in this Agreement and in the other Loan Documents shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on such date.

(j) No Material Adverse Effect. No event or series of events shall have occurred that Lender reasonably believes has had or is reasonably expected to result in a Material Adverse Effect.

(k) Transaction Costs. Borrower shall have paid all transaction costs (or provided for the direct payment of such transaction costs by Lender from the proceeds of the Loan).

(l) Insurance. Lender shall have received certificates of insurance on ACORD Form 25 for liability insurance and ACORD Form 28 for casualty insurance demonstrating insurance coverage in respect of the Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in this Agreement. Such certificates shall indicate that Lender and its successors and assigns are named as additional insured on each liability policy, and that each casualty policy and rental interruption policy contains a loss payee and mortgagee endorsement in favor of Lender, its successors and assigns.

(m) Title. Lender shall have received a marked, signed commitment to issue, or a signed pro-forma version of, a Title Insurance Policy in respect of the Property, listing only such exceptions as are reasonably satisfactory to Lender. If the Title Policy is to be issued by, or if disbursement of the proceeds of the Loan are to be made through, an agent of the actual insurer under the Title Policy (as opposed to the insurer itself), the actual insurer shall have issued to Lender for Lender’s benefit a so-called “Insured Closing Letter.”

(n) Zoning. Lender shall have received evidence reasonably satisfactory to Lender that the Property is in compliance with all applicable zoning requirements (including a zoning report, a zoning endorsement if obtainable and a letter from the applicable municipality if obtainable).

(o) Permits; Certificate of Occupancy. Lender shall have received a copy of all Permits necessary for the use and operation of the Property and the certificate(s) of occupancy, if required, for the Property, all of which shall be in form and substance reasonably satisfactory to Lender.

(p) Engineering Report. Lender shall have received a current Engineering Report with respect to the Property, which report shall be in form and substance reasonably satisfactory to Lender.

(q) Environmental Report. Lender shall have received an Environmental Report (not more than six months old) with respect to the Property that discloses no material environmental contingencies with respect to the Property.

(r) Survey. Lender shall have received a Survey with respect to the Property in form and substance reasonably satisfactory to Lender.

(s) Appraisal. Lender shall have obtained an Appraisal of the Property satisfactory to Lender.

(t) Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, Sponsor and Operating Lessee, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

(u) Financial Information. Lender shall have received financial information relating to the Sponsor, Borrower and the Property that is satisfactory to Lender.

(v) Annual Budget. Lender shall have received the Annual Budget for the current calendar year (and, if the Closing Date occurs in December, the Annual Budget for the next calendar year).

(w) Know Your Customer Rules. At least 10 days prior to the Closing Date, the Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(x) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Lender. All corporate and other proceedings, all other documents (including all documents referred to in this Agreement and not appearing as exhibits to this Agreement) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Successors . Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Lender and its successors and assigns.

Section 9.2. GOVERNING LAW.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, BORROWER, OPERATING LESSEE OR SPONSOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. BORROWER, OPERATING LESSEE AND SPONSOR HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 9.4 (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).

Section 9.3. Modification, Waiver in Writing. Neither this Agreement nor any other Loan Document may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Lender and all other parties to the applicable Loan Document.

Section 9.4. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (except that any party hereto may change its address and other contact information for purposes hereof at any time by sending a written notice to the other parties to this Agreement in the manner provided for in this Section). A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to Lender:

Goldman Sachs Commercial Mortgage Capital, L.P.

6011 Connection Drive, Suite 550

Irving, Texas 75039

Attention: Michael Forbes

with copies to:

Goldman Sachs Mortgage Company

200 West Street

New York, New York 10282

Attention: Daniel Bennett and J. Theodore Borter

and

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Michael Weinberger, Esq.

If to Borrower:

c/o Chesapeake Lodging Trust

1997 Annapolis Exchange Parkway, Suite 410

Annapolis, Maryland 21401

Attention: Graham Wootten

with a copy to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Attention: Carol Weld King, Esq.

Section 9.5. TRIAL BY JURY. LENDER AND BORROWER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER, BORROWER AND SPONSOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE EACH HEREBY INDIVIDUALLY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 9.6. Headings. The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 9.7. Assignment and Participation.

(a) Except as expressly set forth in Article II, Borrower may not sell, assign or otherwise transfer any rights, obligations or other interest of Borrower in or under the Loan Documents.

(b) Lender and each assignee of all or a portion of the Loan shall have the right from time to time in its discretion and without the consent of Borrower to sell one or more of the Notes or any interest therein (an “Assignment”) and/or sell a participation interest in one or more of the Notes (a “Participation”). Borrower shall reasonably cooperate with Lender, at Lender’s request, in order to effectuate any such Assignment or Participation, and Borrower shall promptly provide such information, legal opinions and documents relating to each Required SPE, Sponsor, the Property, the Approved Property Manager and any Tenants as Lender may reasonably request in connection with such Assignment or Participation. In the case of an Assignment, (i) each assignee shall have, to the extent of such Assignment, the rights, benefits and obligations of the assigning Lender as a “Lender” hereunder and under the other Loan Documents, (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to an Assignment, relinquish its rights and be released from its obligations under this Agreement, and (iii) one Lender shall serve as agent for all Lenders and shall be the sole Lender to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of the Lenders (subject, in each case, to appointment of a Servicer, pursuant to Section 9.22, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may

be). Goldman Sachs Mortgage Company or, upon the appointment of a Servicer, such Servicer, shall maintain, or cause to be maintained, as non-fiduciary agent for Borrower, a register on which it shall enter the name or names of the registered owner or owners from time to time of the Notes. Upon effectiveness of any Assignment of any Note in part, Borrower will promptly provide to the assignor and the assignee separate Notes in the amount of their respective interests (but, if applicable, with a notation thereon that it is given in substitution for and replacement of an original Note or any replacement thereof), and otherwise in the form of such Note, upon return of the Note then being replaced. Each potential or actual assignee, participant or investor in a Securitization, and each Rating Agency, shall be entitled to receive all information received by Lender under this Agreement. After the effectiveness of any Assignment, the party conveying the Assignment shall provide notice to Borrower and each Lender of the identity and address of the assignee. Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Lender (in addition to the assignee) shall continue to have the benefits of any indemnifications contained in this Agreement that such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment. Lender shall promptly reimburse Borrower for all costs and expenses incurred by Borrower, Sponsor or Operating Lessee in connection with the foregoing, except that Borrower, Sponsor and Operating Lessee shall pay their own legal expenses with respect thereto.

(c) If, pursuant to this Section, any interest in this Agreement or any Note is transferred to any transferee, such transferee shall, promptly upon receipt of written request from Borrower, furnish to Borrower Form W-9, Form W-8BEN or Form W-8ECI, as applicable.

Section 9.8. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 9.9. Preferences; Waiver of Marshalling of Assets. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to the Loan Documents. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents. If any payment to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the obligations hereunder or portion thereof intended to be satisfied by such payment shall be revived and continue in full force and effect, as if such payment had not been made. Borrower hereby waives any legal right otherwise available to Borrower that would require the sale of any Collateral either separate or apart from other Collateral, or require Lender to exhaust its remedies against any Collateral before proceeding against any other Collateral. Without limiting the foregoing, to the fullest extent permitted by law, Borrower hereby waives and shall not assert any rights in respect of a marshalling of Collateral, a sale in the inverse order of alienation, any homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral or any portion thereof in any sequence and any combination as determined by Lender in its sole discretion.

Section 9.10. Remedies of Borrower. If a claim is made that Lender or its agents have unreasonably delayed acting or acted unreasonably in any case where by law or under this Agreement or the other Loan Documents any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment; provided, however, that the forgoing shall not prevent Borrower from obtaining a monetary judgment against Lender if it is determined by a court of competent jurisdiction that Lender acted with gross negligence, bad faith or willful misconduct. Notwithstanding anything herein to the contrary, Borrower shall not assert, and hereby waives, any claim against Lender and/or its affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable Legal Requirement) arising out of, as a result of, or in any way related to, the Loan Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 9.11. Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any offsets, counterclaims or defenses. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness. Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses against the assigning Lender.

Section 9.12. No Joint Venture. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in the Property other than that of mortgagee or lender.

Section 9.13. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall prevail. The parties acknowledge that they were each represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same.

Section 9.14. Brokers and Financial Advisors. Borrower represents that neither it nor Sponsor has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated in this Agreement. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 9.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

Section 9.16. Estoppel Certificates.

(a) Borrower shall execute, acknowledge and deliver to Lender, within five Business Days after receipt of Lender’s written request therefor at any time from time to time (but no more than two times during any consecutive 12 month calendar period), a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (E) that neither Borrower nor, to Borrower’s knowledge, Lender, is in default under the Loan Documents (or specifying any such default), (F) that all Leases are in full force and effect and have not been modified (except in accordance with the Loan Documents), (G) whether or not, to Borrower’s knowledge, any of the Tenants under the Leases are in material default under the Leases (setting forth the specific nature of any such material defaults) and (H) such other matters as Lender may reasonably request. Any prospective purchaser of any interest in a Loan shall be permitted to rely on such certificate.

(b) Upon Lender’s written request, Borrower shall use commercially reasonable efforts to obtain from each Tenant under a Major Lease which by its terms required the Tenant to deliver an estoppel certificate, and thereafter promptly deliver to Lender duly executed estoppel certificates from any one or more such Tenants specified by Lender, attesting to such facts regarding the Major Leases as Lender may reasonably require, including attestations that each Lease covered thereby is in full force and effect with no material defaults thereunder on the part of any party, that rent has not been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease. Borrower shall not be required to deliver such certificates more frequently than one time in any 12-month period, other than the 12-month period during which a Securitization occurs or is attempted.

Section 9.17. General Indemnity; Payment of Expenses.

(a) Borrower, at its sole cost and expense, shall protect, indemnify, reimburse, defend and hold harmless Lender and its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents, affiliates, successors, participants and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”) for, from and against any and all Damages of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of Lender’s interest in the Loan; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder to the extent that such Damages have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or arise from acts or events that occur at the Property after foreclosure or other taking of title to the Property by an Indemnified Party or any successor to or assignee of an Indemnified Party.

(b) If for any reason (including violation of law or public policy) the undertakings to defend, indemnify, pay and hold harmless set forth in this Section are unenforceable in whole or in part or are otherwise unavailable to an Indemnified Party or insufficient to hold it harmless, then Borrower shall contribute to the amount paid or payable by the Indemnified Party as a result of any Damages the maximum amount Borrower is permitted to pay under Legal Requirements. The obligations of Borrower under this Section will be in addition to any liability that Borrower may otherwise have hereunder and under the other Loan Documents.

(c) To the extent any Indemnified Party has notice of a claim for which it intends to seek indemnification hereunder, such Indemnified Party shall give prompt written notice thereof to Borrower, provided that failure by Lender to so notify Borrower will not relieve Borrower of its obligations under this Section, except to the extent that Borrower suffers actual prejudice as a result of such failure. In connection with any claim for which indemnification is sought hereunder, Borrower shall have the right to defend the applicable Indemnified Party (if requested by the applicable Indemnified Party, in the name of such Indemnified Party) from such claim by attorneys and other professionals reasonably approved by the applicable Indemnified Party. Upon assumption by Borrower of any defense pursuant to the immediately preceding sentence, Borrower shall have the right to control such defense, provided that the Applicable Indemnified Party shall have the right to reasonably participate in such defense and Borrower shall not consent to the terms of any compromise or settlement of any action defended by Borrower in accordance with the foregoing without the prior consent of the applicable Indemnified Party, unless such compromise or settlement (i) includes an unconditional release of the applicable Indemnified Party from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the applicable Indemnified Party. The applicable Indemnified Party shall have the right to retain its own counsel if (i) Borrower shall have failed to employ counsel reasonably satisfactory to the applicable Indemnified Party in a timely manner, or (ii) the applicable Indemnified Party shall have been advised by counsel that there are actual or potential material conflicts of interest between Borrower and the applicable Indemnified Party, including situations in which there are one or more legal defenses available to the applicable Indemnified Party that are different from or additional to those available to Borrower. So long as Borrower is conducting the defense of any action defended by Borrower in accordance with the foregoing in a prudent and commercially reasonable manner, Lender and the applicable Indemnified Party shall not compromise or settle such action defended without Borrower’s consent, which shall not be unreasonably withheld or delayed. Upon demand, Borrower shall pay or, in the sole discretion of the applicable Indemnified Party, reimburse the applicable Indemnified Party for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals retained by the Applicable Indemnified Party in accordance with this Section in connection with defending any claim subject to indemnification hereunder.

(d) Any amounts payable to Lender by reason of the application of this Section shall be secured by the Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate from the date Damages are sustained by the Indemnified Parties until paid.

(e) The provisions of and undertakings and indemnification set forth in this Section shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.

(f) Borrower shall reimburse Lender upon receipt of written notice from Lender for (i) all out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with the origination of the Loan, including reasonable legal fees and disbursements, accounting fees, and the costs of the Appraisal, the Engineering Report, the Title Insurance Policy, the Survey, the Environmental Report and any other third-party diligence materials; (ii) all out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with (A) monitoring Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters relating hereto (including Leases, Material Agreements, and Permitted Encumbrances), (C) filing, registration and recording fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents (including the filing, registration or recording of any instrument of further assurance) and all federal, state, county and municipal, taxes (including, if applicable, intangible taxes), search fees, title insurance premiums, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Loan Documents, any mortgage supplemental thereto, any security instrument with respect to the Collateral or any instrument of further assurance, (D) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any Collateral, and (E) the satisfaction of any Rating Condition in respect of any matter required or requested by Borrower hereunder; and (iii) all actual out-of-pocket costs and expenses (including reasonable attorney’s fees and, if the Loan has been Securitized, special servicing fees) incurred by Lender (or any of its affiliates) in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring, settlement or workout and any insolvency or bankruptcy proceedings (including any applicable transfer taxes). Without limiting the foregoing, Borrower shall pay all costs, expenses and fees of Lender and its Servicer, operating advisor and securitization trustee resulting from Defaults by Borrower or requests by Borrower (including enforcement expenses and any liquidation fees, workout fees, special servicing fees, operating advisor consulting fees or any other similar fees and interest payable on advances made by the Servicer or the securitization trustee with respect to delinquent debt service payments or expenses of curing Borrower’s defaults under the Loan Documents, and any expenses paid by Servicer or a trustee in respect of the protection and preservation of any Property, such as payment of taxes and insurance premiums); and the costs of all property inspections and/or appraisals (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain due to a request by Borrower or the occurrence of a Default.

Section 9.18. No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Indemnified Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 9.19. Recourse.

(a) Subject to the qualifications herein, Lender shall not enforce Borrower’s obligation to pay the Indebtedness by any action or proceeding wherein a deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any of its affiliates, or any Exculpated Person, except for foreclosure actions or any other appropriate actions or proceedings in order to fully exercise Lender’s remedies in respect of, and to realize upon, the Collateral, and except for any actions to enforce any obligations expressly assumed or guaranteed by any guarantor, indemnitor or similar party (whether or not such party is an Exculpated Person) under the Loan Documents.

(b) Borrower (but not any Exculpated Person, except Sponsor) shall indemnify Lender and hold Lender harmless from and against any and all Damages to Lender (including the legal and other expenses of enforcing the obligations of Borrower under this Section and the Sponsor under the Guaranty) resulting from or arising out of any of the following (the “Indemnified Liabilities”), which Indemnified Liabilities shall be guaranteed by Sponsor pursuant to the Guaranty:

(i) any intentional or grossly negligent material physical Waste at the Property committed or permitted by Borrower, Operating Lessee, the Sponsor or any of their respective affiliates;

(ii) any fraud or willful misrepresentation committed by Borrower, Operating Lessee, the Sponsor or any of their respective affiliates;

(iii) any willful misconduct by Borrower, Operating Lessee the Sponsor or any of their respective affiliates (including wrongful interference by any such Person with the exercise of remedies by Lender during the continuance of an Event of Default);

(iv) the misappropriation or intentional misapplication by Borrower, Operating Lessee, the Sponsor or any of their respective affiliates of any funds in violation of the Loan Documents, including misappropriation or intentional misapplication of Revenues, security deposits, Loss Proceeds (to the extent not applied toward repayment of the Loan or restoration of the Property pursuant to this Agreement) and/or amounts contained in the Hyatt FF&E Account or Hyatt Operating Account;

(v) any voluntary Debt incurred by Borrower or Operating Lessee if and to the extent the continued existence of such Debt is prohibited hereunder (excluding , however, any Debt that constituted Permitted Debt on the date that it was incurred);

(vi) any breach by Borrower, Operating Lessee or the Sponsor of any representation or covenant regarding environmental matters contained in this Agreement or in the Environmental Indemnity;

(vii) the failure to pay or maintain the Policies or pay the amount of any deductible required thereunder following a Casualty or other insurance claim, provided cash flow from the Property is sufficient for such purpose and Lender permits the same to be applied for such purpose (and neither Borrower nor Sponsor shall have an liability under this clause (vii) for Damages that arise from Lender’s failure to properly apply amounts reserved by Lender, if any, for the purpose of paying insurance premiums);

(viii) the failure of Borrower or Operating Lessee to be, and to at all times have been, a Single-Purpose Entity (for the avoidance of doubt, the recourse described in this clause shall be in addition to the full recourse for a substantive consolidation described below), except for the unilateral resignation of an Independent Director;

(ix) removal of personal property or FF&E from the Property during or in anticipation of an Event of Default, except as a result of obsolescence or unless replaced with personal property or FF&E of the same or greater value and utility;

(x) any fees or commissions paid by Borrower or Operating Lessee to any affiliate in violation of the terms of the Loan Documents;

(xi) the failure to fund the Hyatt FF&E Account pursuant to the Hyatt Management Agreement (it being agreed that Damages in such event shall include the amount of any funds not deposited into the Hyatt FF&E Account), provided cash flow from the Property is sufficient for such purpose and Lender permits the same to be applied for such purpose; and

(xii) any unauthorized Lien on any Collateral Account, the Hyatt Operating Account or the Hyatt FF&E Account committed or consented to by Borrower, Operating Lessee, the Sponsor or any of their respective affiliates in violation of the Loan Documents.

In addition to the foregoing, the Loan shall be fully recourse to Borrower and Sponsor, jointly and severally, if (i) there is any unauthorized Transfer of the Property or any unauthorized transfer of any Collateral Account, the Hyatt Operating Account, the Hyatt FF&E Account or any Prohibited Change of Control, in each case, in violation of the Loan Documents, (ii) any petition for bankruptcy, insolvency, dissolution or liquidation under the Bankruptcy Code or any similar federal or state law is filed by, consented to, or acquiesced in by, any Required SPE, (iii) any Required SPE or any of their respective affiliates (including Sponsor) shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to any Required SPE, or (iv) any Required SPE fails to be, and to at all times have been, a Single-Purpose Entity, which failure results in a substantive consolidation of Borrower and/or Operating Lessee with any affiliate in a bankruptcy or similar proceeding. The Loan shall be recourse to Sponsor in an amount equal to its unpaid Guaranteed Obligations (as such term is defined in the Completion Guaranty) under the Completion Guaranty.

(c) The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of the Notes, the Indebtedness secured by the Collateral, or the Liens on the Collateral, or the right of Lender, as mortgagee or secured party, to foreclose and/or enforce its rights with respect to the Collateral after an Event of Default. Nothing in this Agreement shall be deemed to be a waiver of any right which Lender may have under the Bankruptcy Code to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents. Lender may seek a judgment on the Note (and, if necessary, name Borrower in such suit) as part of judicial proceedings to foreclose on any Collateral or as a prerequisite to any such foreclosure or to confirm any foreclosure or sale pursuant to power of sale thereunder, and in the event any suit is brought on the Notes, or with respect to any Indebtedness or any judgment rendered in such judicial proceedings, such judgment shall constitute a Lien on and may be enforced on and against the Collateral and the rents, profits, issues, products and proceeds thereof. Nothing in this Agreement shall impair the right of Lender to accelerate the maturity of the Note upon the occurrence of an Event of Default, nor shall anything in this Agreement impair or be construed to impair the right of Lender to seek personal judgments, and to enforce all rights and remedies under applicable law, jointly and severally against any indemnitors and guarantors to the extent allowed by any applicable Loan Documents. The provisions set forth in this Section are not intended as a release or discharge of the obligations due under the Note or under any Loan Documents, but are intended as a limitation, to the extent provided in this Section, on Lender’s right to sue for a deficiency or seek a personal judgment except as required in order to realize on the Collateral.

Section 9.20. Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.

Section 9.21. Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of appraisals of the Property or other Collateral, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports that are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

Section 9.22. Servicer. Lender may delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to the Servicer upon notice by Lender to Borrower, whereupon any notice or consent from the Servicer to Borrower, and any action by Servicer on Lender’s behalf, shall have the same force and effect as if Servicer were Lender.

Section 9.23. No Fiduciary Duty.

(a) Borrower acknowledges that, in connection with this Agreement, the other Loan Documents and the Transaction, Lender has relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by Lender for such purposes, and Lender does not assume any liability therefor or responsibility for the accuracy, completeness or independent verification thereof. Lender, its affiliates and their respective equityholders and employees (for purposes of this Section, the “Lending Parties”) have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Sponsor, Borrower or any other Person or any of their respective affiliates or to advise or opine on any related solvency or viability issues.

(b) It is understood and agreed that (i) the Lending Parties shall act under this Agreement and the other Loan Documents as an independent contractor, (ii) the Transaction is an arm’s-length commercial transactions between the Lending Parties, on the one hand, and Borrower, on the other, (iii) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower, Sponsor or their respective affiliates, stockholders, employees or creditors or any other Person and (iv) nothing in this Agreement, the other Loan Documents, the Transaction or otherwise shall be deemed to create (A) a fiduciary duty (or other implied duty) on the party of any Lending Party to Sponsor, Borrower, any of their respective affiliates, stockholders, employees or creditors, or any other Person or (B) a fiduciary or agency relationship between Sponsor, Borrower or any of their respective affiliates, stockholders, employees or creditors, on the one hand, and the Lending Parties, on the other. Borrower agrees that neither it nor Sponsor nor any of their respective affiliates shall make, and hereby waives, any claim against the Lending Parties based on an assertion that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, Sponsor of their respective affiliates, stockholders, employees or creditors. Nothing in this Agreement or the other Loan Documents is intended to confer upon any other Person (including affiliates, stockholders, employees or creditors of Borrower and Sponsor) any rights or remedies by reason of any fiduciary or similar duty.

(c) Borrower acknowledges that it has been advised that the Lending Parties are a full service financial services firm engaged, either directly or through affiliates in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Lending Parties may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of affiliates of Borrower, including Sponsor, as well as of other Persons that may (i) be involved in transactions arising from or relating to the Transaction, (ii) be customers or competitors of Borrower, Sponsor and/or their respective affiliates, or (iii) have other relationships with Borrower, Sponsor and/or their respective affiliates. In addition, the Lending Parties may provide investment banking, underwriting and financial advisory services to such other Persons. The Lending Parties may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of affiliates of Borrower, including Sponsor, or such other Persons. The Transaction may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph. Although the Lending Parties in the course of such other activities and relationships may acquire information about the Transaction or other Persons that may be the subject of the Transaction, the Lending Parties shall have no obligation to disclose such information, or the fact that the Lending Parties are in possession of such information, to Borrower, Sponsor or any of their respective affiliates or to use such information on behalf of Borrower, Sponsor or any of their respective affiliates.

(d) Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to this Agreement, the other Loan Documents, the Transaction and the process leading thereto.

Section 9.24. Borrower Information. Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall have the right to disclose any and all information provided to Lender by Borrower or Sponsor regarding Borrower, Operating Lessee, Sponsor, the Loan and the Property (i) to affiliates of Lender and to Lender’s agents and advisors, (ii) to any actual or potential assignee, transferee or participant in connection with the contemplated assignment, transfer, participation or Securitization of all or any portion of the Loan or any participations therein, and to any investors or prospective investors in the Certificates, and their respective advisors and agents, including the operating advisor, or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations, or to any Person that is a party to a repurchase agreement with respect to the Loan, (iii) to any rating agency in connection with a Securitization or as otherwise required in connection with a disposition of the Loan, (iv) to any Person necessary or desirable in connection with the exercise of any remedies hereunder or under any other Loan Document following an Event of Default, (v) to any governmental agency, including the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Securities and Exchange Commission and any other regulatory authority that may exercise authority over Lender or any investor in the Certificates (including the Servicer, the Securitization trustee and their respective agents and employees) or any representative thereof, and to the National Association of Insurance Commissioners, in each case if requested by such governmental agency or otherwise required to comply with the applicable rules and regulations of such governmental agency or if required pursuant to legal or judicial process, and (vi) in any Disclosure Document (as defined in the Cooperation Agreement). In addition, Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to Lender in connection with the administration and management of this Agreement and the other Loan Documents. Each party hereto (and each of their respective affiliates, employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. For the purpose of this Section, “tax structure” means any facts relevant to the federal income tax treatment of the Transaction but does not include information relating to the identity of any of the parties hereto or any of their respective affiliates. Notwithstanding anything set forth herein to the contrary, for so long as the Sponsor is a publicly traded company, Lender shall not disclose information about the Sponsor (including in any Disclosure Document) that is not publicly available, without the prior consent of Borrower, which consent shall not to be unreasonably withheld, delayed or conditioned.

Section 9.25. PATRIOT Act Records. Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, Operating Lessee and Sponsor, which information includes the name and address of Borrower and Sponsor and other information that will allow Lender to identify Borrower or Sponsor in accordance with the PATRIOT Act.

Section 9.26. Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT THAT ANY ORIGINATION FEE SPECIFIED IN ANY TERM SHEET, COMMITMENT LETTER OR FEE LETTER SHALL BE AN OBLIGATION OF BORROWER AND SHALL BE PAID AT CLOSING, AND ANY INDEMNIFICATIONS, FLEX PROVISION, EXIT FEES AND THE LIKE PROVIDED FOR THEREIN SHALL SURVIVE THE CLOSING).

Section 9.27. Publicity. If the Loan is made, Lender may issue press releases, advertisements and other promotional materials describing in general terms or in detail Lender’s participation in such transaction, and may utilize photographs of the Property in such promotional materials. Borrower shall not make any references to Lender in any press release, advertisement or promotional material issued by Borrower or Sponsor, unless Lender shall have approved of the same in writing prior to the issuance of such press release, advertisement or promotional material, which approval shall not be unreasonably withheld, conditioned or delayed, provided however, that Lender’s approval shall not be required to the extent Borrower is required by Legal Requirements to make such references to Lender.

Section 9.28. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, under any other Loan Document or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable hereunder or under any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 9.29. Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

[Signatures appear on following page]

Lender and Borrower are executing this Agreement as of the date first above written.

LENDER: GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership

By:	/s/ Mitchell Kesnick
Name: Mitchell Kesnick Title: Director

BORROWER: CHSP BOSTON II LLC, a Delaware limited liability company

By:	/s/ Graham J. Wootten
Name: Graham J. Wootten Title: Vice President

JOINDER BY OPERATING LESSEE

The undersigned, Operating Lessee, hereby joins in and executes the Agreement solely for the purposes of acknowledging the representations and agreeing to its obligations expressly set forth therein.

OPERATING LESSEE: CHSP TRS BOSTON II LLC, a Delaware limited liability company

By:	/s/ Graham J. Wootten
Name: Graham J. Wootten Title: Vice President

Exhibit A

Organizational Chart

Exhibit B

[May 2011 Operating Statement to be attached]

Exhibit C

Hyatt Property Improvement Plan

[attached]

Schedule A

Property

The Lafayette Hotel Parcel shall consist of the following volumes of space, together with the improvements therein, within the “Lafayette Parcel,” as defined in the Deed and Agreement from the City of Boston to Lafayette Place Associates dated September 11, 1979, recorded with the Suffolk County Registry of Deeds in Book 9288, Page 90 (the “Original Deed”), as amended by a First Amendment to Deed and Agreement dated February 17, 1982, recorded with said Deeds in Book 9927, Page 265 (the “First Amendment”), by a Second Amendment to Deed and Agreement dated June 8, 1983, recorded with said Deeds in Book 10389, Page 16 (the “Second Amendment”), and by a Third Amendment to Deed and Agreement dated as of March 31, 1988 recorded with said Deeds in Book 22332, Page 220 (the “Third Amendment”) and Fourth Amendment to Deed and Agreement dated as of December 30, 1998, and recorded with said Deeds in Book 23311, Page 337, (the “Fourth Amendment,” and together with the Original Deed, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, the “Deed and Agreement”). The real property retained by Lafayette Place Associates in the grant by Lafayette Place Associates to Lafayette Place Hotel Associates by Deed dated November 1, 1984, recorded with said Deeds in Book 11238, Page 226, as amended by First Amendment to Hotel Deed dated as of March 31, 1998, recorded with said Deeds in Book 22332, Page 275; as further amended by Second Amendment to Hotel Deed dated as of 12/30/98 and recorded with said Deeds in Book 23285, Page 175, together with such additional real property as is designated as or made a part of the Lafayette Retail Parcel in the Third Amendment, is hereinafter called the “Retail Facility.” The real property retained by the City in the Deed and Agreement is hereafter called the “City Parcel,” and the parking garage located therein is hereinafter called the “Parking Facility.”

PARCEL ONE

Parcel One shall consist of the air rights parcel (the “Principal Hotel Parcel”) lying on and above the horizontal planes at the several elevations above the City of Boston Base (as defined below) shown as Level +5 on Sheet 5 of the Plans (as defined in the First Amendment to Hotel Deed by and between Patriot Games, L.L.C. and BRE/Swiss L.L.C. dated March 31, 1998 and recorded with said Deeds in Book 22332, Page 275 within the vertical planes of the perimeter of the area bounded and described according to the Plans as follows:

Beginning on said Level +5 at the intersection of the westerly sideline of Chauncy Street and the northeasterly sideline of Avenue de Lafayette;

thence turning and running N 33º-33’-22” E along the westerly sideline of Chauncy Street a distance of 160.00 feet;

thence turning and running N 35º’-27’-33” E along the westerly sideline of Chauncy Street a distance of 37.15 feet;

thence turning and running N 35º-18’-40” E along the westerly sideline of Chauncy Street a distance of 1.78 feet;

thence turning and running N 56º-26’-38” W at a distance of 17.29 feet;

thence turning and running N 33º-33’-22” E a distance of 134.42 feet;

thence turning and running N 56º-26’-38” W a distance of 187.84 feet;

2

thence turning and running S 33º-33’-22” W a distance of 95.26 feet;

thence turning and running southwesterly along a curve of radius 59.14 feet as it turns to the right a distance of 73.81 feet;

thence turning and running S 33º-33’-22” W a distance of 28.34 feet;

thence turning and running N 56º-26’-38” W a distance of 3.31 feet;

thence turning and running S 33º-33’-22” W a distance of 33.33 feet;

thence turning and running S 56º-26’-38” E a distance of 14.50 feet;

thence turning and running S 33º-33’-22” W a distance of 120.78 feet to the northeasterly sideline of Avenue de Lafayette;

thence turning and running S 56º-44’-33” E along the northeasterly sideline of Avenue de Lafayette a distance of 152.34 feet to westerly sideline of Chauncy Street and the point of beginning.

Containing 55,674 +/- square feet as shown on Sheet 5 of the Plans.

PARCEL TWO A

Parcel Two A shall consist of the air rights parcel lying on and between (i) the horizontal planes at the several elevations above the City of Boston Base shown as Level +1 on Sheet 1 of the Plans and (ii) the horizontal planes at the several elevations above the City of Boston Base shown as Level +2 on Sheet 2 of the Plans, and located within the vertical planes of the perimeter of the planes of the following area:

Beginning at a point 79.50 feet N 56º-44’-33” W of the intersection of the northerly sideline of Avenue de Lafayette and the westerly sideline of Chauncy Street (being 69.55 feet N 56º-44’-33” W of the point of curvature shown on said Sheet 1 of the Plans);

thence running N 56º-44’-33” W along the said northerly sideline of Avenue de Lafayette a distance of 69.51 feet;

thence turning and running N 33º-33’-22” E a distance of 13.94 feet;

thence turning and running S 56º-26’-38” E a distance of 69.51 feet;

thence turning and running S 33º-33’-22” W a distance of 13.57 feet to the point of beginning;

Containing 956 square feet as shown on said Sheet 1

PARCEL TWO C

Parcel Two C shall consist of the air rights parcel lying above and between (i) the horizontal planes at the several elevations above the City of Boston Base shown as Level +2 on Sheet 2 of the Plans and (ii) the horizontal planes at the several elevations above the City of Boston Base shown as Level +3 on Sheet 3 of the Plans and located within the vertical planes of the following areas:

Beginning at a point 114.51 feet N 56º-44’-33” W of the intersection of the northerly sideline of Avenue de Lafayette and the westerly sideline of Chauncy Street;

thence running N 56º-44’-33” W along said northerly sideline of Avenue de Lafayette a distance of 34.50 feet;

thence turning and running N 33º-33’-22” E a distance of 13.75 feet;

thence turning and running S 56º-26’-38” E a distance of 34.50 feet;

thence turning and running S 33º-33’-22” W a distance of 13.57 feet to the point of beginning.

3

Containing 471 square feet as shown on said Sheet 2.

PARCEL TWO D

Parcel Two D shall consist of the air rights parcel lying on and between (i) the horizontal planes at the several elevations above the City of Boston Base shown as Level +3 on Sheet 3 of the Plans and (ii) the horizontal planes at the several elevations above the City of Boston Base shown as Level +4 on Sheet 4 of the Plans, and located within the vertical planes of the perimeter of the area bounded and described according to Sheet 3 of the Plans as follows:

Beginning on said Level +3 at the intersection of the westerly sideline of Chauncy Street and the northeasterly sideline of Avenue de Lafayette;

thence turning and running N 33º-33’-22” E along the westerly sideline of Chauncy Street a distance of 160.00 feet;

thence turning and running N 35º-27’-33” E along the westerly sideline of Chauncy Street a distance of 37.15 feet;

thence turning and running N 35º-18’-40” E along the westerly sideline of Chauncy Street a distance of 1.78 feet;

thence turning and running N 56º-26’-38” W a distance of 17.29 feet;

thence turning and m - N33º- 33’-22” E a distance of 134.42 feet;

thence turning and running N 56º-26’-38” W a distance of 44.62 feet;

thence turning and running S 33º-33’-22” W a distance of 1.49 feet;

thence turning and running N 56º-26’-38” W a distance of 5.65 feet;

thence turning and running S 33º-33’-22” W a distance of 4.67 feet;

thence turning and running N 56º-26’-38” W a distance of 29.97 feet;

thence turning and running N 33º-33’-22” E a distance of 3.31 feet;

thence turning and running N 56º-26’-38” W a distance of 14.90 feet;

thence turning and running S 33º-33’-22” W a distance of 18.80 feet;

thence turning and running N 56º-26’-38” W a distance of 29.15 feet;

thence turning and running S 33º-33’-22” W a distance of 9.50 feet;

thence turning and running N 56º-26’-38” W a distance of 30.63 feet;

thence turning and running S 33º-33’-22” W a distance of 27.90 feet;

thence turning and running S 56º-26’-38” E a distance of 9 +/- feet;

thence turning and running S 33º-33’-22” W a distance of 63 +/-feet;

thence turning and running N 56º-26’-38” W a distance of 8 +/- feet;

thence turning and running southwesterly along a curve of radius 59.14 feet as it turns to the right a distance of 31 +/- feet;

thence turning and running S 33º-33’-22” W a distance of 28.34 feet;

thence turning and running S 56º-26’-38” E a distance of 5.59 feet;

thence turning and running S 33º-33’-22” W a distance of 30.00 feet;

thence turning and running S 56º-26’-38” E a distance of 5.58 feet;

thence turning and running S 33º-33’-22” W a distance of 123.87 feet to the northeasterly sideline of Avenue de Lafayette;

4

thence turning and running S 56º-44’-33” E along the northeasterly sideline of Avenue de Lafayette a distance of 152.34 feet to westerly sideline of Chauncy Street and the point of beginning.

Containing 49,200 +/- square feet as shown on Sheet 3 of the Plans.

PARCEL TWO E

Parcel Two E shall consist of the air rights parcel lying on and between (i) the horizontal planes at the several elevations above the City of Boston Base shown as Level +4 on Sheet 4 of the Plans and (ii) the horizontal planes at the several elevations above the City of Boston Base shown as Level +5 on Sheet 5 of the Plans, and located within the vertical planes of the perimeter of the area bounded and described according to Sheet 4 of the Plans as follows:

Beginning on said Level +4 at the intersection of the westerly sideline of Chauncy Street and the northeasterly sideline of Avenue de Lafayette;

thence turning and running N 33º-33’-22” E along the westerly sideline of Chauncy Street a distance of 160.00 feet;

thence turning and running N 35º-27-33” E along the westerly sideline of Chauncy Street a distance of 37.15 feet;

thence turning and running N 35º-18’-40” E along the westerly sideline of Chauncy Street a distance of 1.78 feet;

thence turning and running N 56º-26’-38” W a distance of 17.29 feet;

thence turning and running N 33º-33’-22” E a distance of 134.43 feet;

thence turning and running N 56º-26’-38” W a distance of 197.34 feet;

thence turning and running S 33º-33’-22” W a distance of 64 +/-feet;

thence turning and running S 56º-26’-38” E a distance of 9.50 feet;

thence turning and running S 33º-33’-22” W a distance of 31 +/-feet;

thence turning and running southwesterly along a curve of radius 59.14 feet as it turns to the right a distance of 73.81 feet;

thence turning and running S 33º-33’-22” W a distance of 28.34 feet;

thence turning and running N 56º-26’-38” W a distance of 3.31 feet;

thence turning and running S 33º-33’-22” W a distance of 33.33 feet;

thence turning and running S 56º-26’-38” E a distance of 14.50 feet;

thence turning and running S 33º-33’-22” W a distance of 120.78 feet to the northeasterly sideline of Avenue de Lafayette;

thence turning and running S 56º-44’-33” E along the northeasterly sideline of Avenue de Lafayette a distance of 152.34 feet to westerly sideline of Chauncy Street and the point of beginning;

Containing 56,280 +/- square feet as shown on Sheet 4 of the Plans.

PARCEL THREE

Parcel Three shall consist of two parcels of space (referred to in the Hotel Deed as the “Bay Window Parcels”) constituting certain space discontinued in Avenue de Lafayette as described in an order of the Public Improvement Commission of the City of Boston dated March 3, 1983, recorded with the Suffolk Deeds at Book 10329, Page 185, and shown on a plan entitled City of

5

Boston, Public Works Dept. Engineering Division Discontinuance Plan, Avenue de Lafayette, recorded with Suffolk Deeds at Book 10329, Page 185, and consisting of (i) the air space between the horizontal planes at elevations 68 feet and 265 feet above the City of Boston Base and within the vertical planes of the perimeter of that certain area of 8 square feet as shown on said plan, and (ii) the air space between the horizontal planes at elevations of 79 feet and 99.50 feet above the City of Boston Base and within the vertical planes of the perimeter of that certain area of 60 square feet as shown on said plan.

The term “City of Boston Base” as used in this description of premises means the vertical datum plane that is 5.65 feet below the mean sea level datum of 1929, now known as the National Geodetic Vertical Datum.

Subject to and Together with the appurtenant rights and easements described in the Deed from Lafayette Place Associates to Lafayette Place Hotel Associates dated November 1, 1984 and recorded with Suffolk County Registry of Deeds on November 2, 1984 in Book 11238, Page 226, as amended by First Amendment to Hotel Deed by and between Patriot Games, L.L.C. and BRE/Swiss L.L.C. dated as of March 31, 1998, recorded with said Deeds in Book 22332, Page 275, as further amended by Second Amendment to Hotel Deed by and between Patriot Holding, Inc. and BRE/Swiss L.L.C. dated as of December 30, 1998 and recorded with said Deeds in Book 23285, Page 175, together with the appurtenant rights and easements described in the Deed and Agreement from the City of Boston and Lafayette Place Associates dated September 11, 1979 and recorded with said Deeds in Book 9388, Page 90, as amended by First Amendment to Deed and Agreement between the City of Boston and Lafayette Place Associates dated as of February 17, 1982 and recorded with said Deeds in Book 9927, Page 265 and by Second Amendment to Deed and Agreement also between the City of Boston and Lafayette Place Associates dated as of June 8, 1983 and recorded with said Deeds in Book 10389, Page 16 and Third Amendment to Deed and Agreement dated March 31, 1998 and recorded with said Deeds in Book 22332, Page 220, including the use of those parking spaces identified in Section 14 of the Third Amendment, and Fourth Amendment to Deed and Agreement dated as of December 30, 1998 and recorded with said Deeds in Book 23311, Page 337 and together with the appurtenant rights and easements contained in the Maintenance and Easement Agreement dated June 1, 1979 and recorded with said Deeds in Book 9288, Page 135 and filed with Suffolk County Registry District of the Land Court as Document No. 347419, as amended by First Amendment to Maintenance and Easement Agreement dated as of May 15, 1985 and recorded with said Deeds in Book 12099, Page 315 and filed with said Land Court District as Document No. 398792; as further amended by Second Amendment to Maintenance and Easement Agreement dated February 24, 1998 and recorded with said Deeds in Book 22332, Page 252 and filed with said Land Court District as Document No. 564765, all in accordance with the terms thereof, together with the improvements therein located over Avenue de Lafayette, Chauncy Street and Washington Street in the City of Boston, Suffolk County, Commonwealth of Massachusetts, known and numbered as 2 Avenue de Lafayette in said City of Boston.

6

Schedule B

Exception Report

No exceptions.

Schedule C

Deferred Maintenance Conditions

None.

Schedule D

Unfunded Obligations

None.

Schedule E

Leases

1) Lease, dated as of August, 2004, by and between CCSH Boston LLC and La Boutique Niva, Inc.

2) Concession Agreement, dated as of December 1, 2005, by and between CCSH Boston LLC and Visual Aids Electronics Corp., as amended by that certain First Amendment to Concession Agreement, dated as of August 1, 2006, by and between CCSH Boston LLC and Visual Aids Electronics Corp.

3) ATM License Agreement, dated as of September 1, 2003, by and between BRE/Swiss, L.L.C. and Innovus, Inc.

Schedule F

Material Agreements

1. Air Rights Agreement.

2. Operating Lease.

Schedule G

Hyatt PIP Work

[attached]